DIVIDEND GROWTH TRUST

                            Capital Appreciation Fund

                          108 Traders Cross, Suite 105
                         Bluffton, South Carolina 29910
                                 (866) 348-4769

          Special Meeting of Shareholders to be held September 6, 2006

Dear Shareholder:

Please take note that a SPECIAL MEETING OF SHAREHOLDERS OF THE CAPITAL APPRECIATION FUND, a series of Dividend Growth Trust ("Trust"), will be held on September 6, 2006, at the offices of Dividend Growth Advisors, LLC, 108 Traders Cross, Suite 105, Bluffton, South Carolina 29910, at 10:00 a.m., Eastern time ("Special Meeting").

At the Special Meeting, shareholders of the Capital Appreciation Fund are being asked to consider:

         1. A proposal that the Capital Appreciation Fund be reorganized with and into the Rising Dividend Growth Fund, a series of the Trust, (the "Reorganization"), and;

         2. Any other business that may properly come before the Meeting.

If approved by shareholders, you will become a shareholder of the Rising Dividend Growth Fund on the date that the Reorganization occurs. The Reorganization would provide shareholders of the Capital Appreciation Fund with an opportunity to participate in a larger combined fund with similar investment objectives.

You are being asked to vote to approve the Reorganization, which will be implemented pursuant to a Plan of Reorganization and Termination. The accompanying document describes the proposed transaction and compares the investment objectives, strategies and expenses of the Capital Appreciation Fund and the Rising Dividend Growth Fund for your evaluation.

After careful consideration, the Board of Trustees of the Trust unanimously approved this proposal and recommends shareholders vote "FOR" the proposal.

A combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus") that describes the Reorganization is enclosed. We hope that you can attend the Special Meeting in person; however, we urge you in any event to vote your shares by completing and returning the enclosed proxy card in the envelope provided at your earliest convenience.

Your vote is important regardless of the number of shares you own. To avoid the added cost of follow-up solicitations and possible adjournments, please take a few minutes to read the Proxy Statement/Prospectus and cast your vote. It is important that your vote be received by no later than September 5, 2006.

Thank you for your continued support of the Trust. If you should have any questions regarding the proxy material, please call the Trust's toll-free number, (866) 303-0855, and ask to speak with a representative, who will be happy to help you.

Sincerely,


C. Troy Shaver, Jr., President
Dividend Growth Trust





                              DIVIDEND GROWTH TRUST
                            Capital Appreciation Fund

                    Notice of Special Meeting of Shareholders
                          To Be Held September 6, 2006

To the Shareholders:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of the Capital Appreciation Fund, a series of Dividend Growth Trust ("Trust"), will be held at the offices of Dividend Growth Advisors, LLC, the Trust's investment adviser, at 108 Traders Cross, Suite 105, Bluffton, SC 29910, on September 6, 2006 at 10:00 a.m., Eastern time.

    The Special Meeting is being held so that shareholders of the Capital Appreciation Fund may consider and vote on Proposal 1, as fully described in the attached combined Proxy Statement and Prospectus.

     1. To approve a reorganization of the Capital Appreciation Fund with and into the Rising Dividend Growth Fund, also a series of the Trust.

     2. To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

The record date for determining shareholders entitled to notice of and to vote at, the Special Meeting and at any adjournments thereof has been fixed at the close of business on June 14, 2006.




                PROXY STATEMENT/PROSPECTUS DATED AUGUST 10, 2006

                              Dividend Growth Trust
                            Capital Appreciation Fund

                          108 Traders Cross, Suite 105
                               Bluffton, SC 29910
                                 (866) 348-4769


          Special Meeting of Shareholders of Capital Appreciation Fund
                         To Be Held on September 6, 2006

This combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus") is being furnished in connection with the solicitation of proxies by the Independent Trustees of Dividend Growth Trust ("Trust"), for a Special Meeting of Shareholders of the Capital Appreciation Fund of the Trust ("Special Meeting"). The Special Meeting will be held on September 6, 2006, at 10:00 a.m., Eastern time, at the offices of the Trust's adviser, Dividend Growth Advisors, LLC, 108 Traders Cross, Suite 105, Bluffton, South Carolina 29910.

At the Special Meeting, shareholders of the Capital Appreciation Fund will be asked to consider and vote on Proposal 1, as fully described in this Proxy Statement/Prospectus:

     1. To approve a reorganization of the Capital Appreciation Fund with and into the Rising Dividend Growth Fund (each, a "Fund"), also a series of the Trust.

     2. To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

For purposes of this Proxy Statement/Prospectus, the "Independent Trustees" shall mean the members of the Board of Trustees of the Trust who are not "interested persons" (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended ("1940 Act")) of the Trust. This Proxy Statement/Prospectus is being circulated for your approval by the Independent Trustees on behalf of the Capital Appreciation Fund after careful consideration of its terms.

This Proxy Statement/Prospectus is soliciting shareholders of the Capital Appreciation Fund to approve the Reorganization, which will be implemented pursuant to a Plan of Reorganization and Termination ("Reorganization Plan").

The Reorganization Plan contemplates the transfer of all of the assets of the Capital Appreciation Fund to the Rising Dividend Growth Fund in exchange solely for Class A Shares and Class C shares of the Rising Dividend Growth Fund having an aggregate value equal to the net asset value of the Capital Appreciation Fund and the assumption by the Rising Dividend Growth Fund of all of the liabilities of the Capital Appreciation Fund. The Capital Appreciation Fund would then distribute to its shareholders the pro rata portion of those shares to which each such shareholder is entitled, which would result in the liquidation of the Capital Appreciation Fund.

Under the Reorganization Plan, each Class A shareholder and Class C shareholder of the Capital Appreciation Fund would be entitled to receive Class A shares and Class C shares, respectively, of the Rising Dividend Growth Fund having an aggregate net asset value equal to the aggregate value of the shares of the respective share class of the Capital Appreciation Fund held by that shareholder, as of the close of business on the business day of the closing of the Reorganization. You are being asked to approve the Reorganization, which would be accomplished pursuant to the Reorganization Plan. Because shareholders of the Capital Appreciation Fund are being asked, under Proposal 1, to approve a Reorganization transaction that will, if approved, result in their holding Class A shares and Class C shares, respectively, of the Rising Dividend Growth Fund, this Proxy Statement also serves as a prospectus for that Fund.

This Reorganization transaction is being structured as a tax-free reorganization for federal income tax purposes. (In this regard, please see "Information About the Reorganization--Federal Income Tax Consequences.") However, Capital Appreciation Fund shareholders should consult their tax advisors to determine the actual impact of the Reorganization on them in light of their individual tax circumstances.

While the investment objectives and policies of the Funds are similar, there are certain differences in their investment policies and strategies, which are described elsewhere in this Proxy Statement/Prospectus.

The Independent Trustees believe that shareholders of the Capital Appreciation Fund will benefit from the Reorganization. The Independent Trustees urge each of the Capital Appreciation Fund shareholders to read Proposal 1 carefully and to vote FOR the approval of the Reorganization.

This Proxy Statement/Prospectus, which should be read and retained for future reference, sets forth concisely the information that a shareholder should know before voting on the Reorganization Plan. A Statement of Additional Information ("SAI") relating to this Proxy Statement/Prospectus, dated July 26, 2006, containing additional information about the Reorganization and the parties thereto, has been filed with the U.S. Securities and Exchange Commission (the "SEC") and is incorporated herein by reference. For a more detailed discussion of the investment objectives, strategies and restrictions of the Funds, see the February 1, 2006 Prospectus for each Fund, which are incorporated herein by reference. The SAI for each Fund, dated February 1, 2006, also is incorporated herein by reference. Each Fund also provides periodic reports to its shareholders, which highlight certain important information about the Funds, including investment results and financial information. The annual report for each Fund, dated September 30, 2005, and the semi-annual report for each Fund, dated March 31, 2006, are incorporated herein by reference. For a copy of the current Prospectus, SAI, annual report and semi-annual report for either of the Funds without charge, or for a copy of the SAI relating to the Proxy Statement/Prospectus, contact the Funds at Unified Fund Services, Inc., 431 N. Pennsylvania Street, Indianapolis, IN 46204, or by calling (888) 826-2520. You can also visit our website at www.dividendgrowthadvisors.com for additional information about the Funds, including the SAIs and annual and semi-annual reports.

You can copy and review information about each Fund (including the SAI) at the SEC's Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-202-551-8090. Reports and other information about the Funds are available on the EDGAR Database on the SEC's internet site at http://www.sec.gov. You may obtain copies of this information, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

Accompanying this Proxy Statement/Prospectus as Appendix B is a copy of the Reorganization Plan.

Mutual fund shares are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Mutual fund shares involve certain investment risks, including the possible loss of principal. The SEC has not approved or disapproved these securities or passed upon the adequacy of this Proxy Statement/Prospectus. Any representation to the contrary is a criminal offense.




                                Table of Contents


PROPOSAL NO. 1 - Approval of the Reorganization

  Common Questions and Answers About the Proposed Reorganization            iii

   Proposal 1                                                                1

    SUMMARY                                                                  1

      Proposed Reorganization                                                1
      Comparison of Investment Objectives, Primary Investment
        Strategies and Risk Factors                                          2
      Risk Factors                                                           4
      Risks Common to Both Funds                                             4
      Risks Particular to the Rising Dividend Growth Fund                    5
      Risks Particular to the Capital Appreciation Fund                      6
      Performance of the Funds                                               6
      Comparison of Fees and Expenses                                        8
      Purchase, Redemption and Exchange Policies                            12
      Dividends and Other Distributions                                     12
      Tax Consequences                                                      12

    COMPARISON OF INVESTMENT OBJECTIVES AND STRATEGIES OF INVESTING
       IN THE FUNDS                                                         13

      Investment Objectives and Strategies                                  14

    INFORMATION ABOUT THE REORGANIZATION                                    15

      The Reorganization Plan                                               15
      Reasons for the Reorganization                                        15
      Board Considerations                                                  16
      Tax Considerations                                                    17
      Expenses of the Reorganization                                        18
      Capitalization                                                        18

    INFORMATION ABOUT MANAGEMENT OF THE FUNDS                               19

      Investment Adviser                                                    19
      Portfolio Managers                                                    19

    ADDITIONAL INFORMATION ABOUT THE FUNDS                                  20

      Form of Organization                                                  20
      Distributor                                                           20
      Brokerage                                                             21

    OTHER BUSINESS                                                          21

    VOTING INFORMATION                                                      22

    VOTE REQUIRED                                                           22

    QUORUM AND ADJOURNMENTS; "BROKER NON-VOTES"                             22

    SHARE INFORMATION                                                       23

    LEGAL MATTERS                                                           23

   APPENDIX A: PORTFOLIO MANAGERS' REPORT FOR RISING DIVIDEND GROWTH FUND  A-1

   APPENDIX B: FORM OF PLAN OF REORGANIZATION AND TERMINATION              B-1

   APPENDIX C--ADDITIONAL INFORMATION ABOUT THE PURCHASE, SALE OR
    EXCHANGE OF RISING DIVIDEND GROWTH FUND SHARES AND OTHER INFORMATION
    ABOUT THE FUND                                                         C-1

        Investing in the Rising Dividend Growth Fund                       C-1
        Choosing A Share Class                                             C-1

       Class A Shares:                                                     C-1

       Ways to Reduce Sales Charges                                        C-1
       Combined Purchases                                                  C-2
       Employees and Clients of Certain Entities                           C-2
       Letter of Intent                                                    C-2
       Combination Privilege                                               C-2

       Class C Shares:                                                     C-2

       Buying Shares                                                       C-2
       Purchase Price/Determination of NAV                                 C-3
       Important Information About Procedures For Opening a New Account    C-4
       Retirement Accounts                                                 C-5
       Selling Your Shares                                                 C-5
       Selling Recently Purchased Shares                                   C-5
       Signature Guarantees                                                C-5

     Additional Information on Buying and Selling Fund Shares              C-6

       General Policies                                                    C-6
       Market Timing Policies and Procedures                               C-6
       Timing of Purchase or Sale                                          C-8
       Redemption Policies                                                 C-8
       Redemption Fees                                                     C-9
       Contingent Deferred Sales Charges                                   C-9
       Minimum Balances                                                    C-9
       Mailings to Shareholders                                            C-9
       Dividends and Other Distributions                                   C-9
       Taxes                                                              C-10
       Other Investment Strategies and Risks                              C-11
       Portfolio Holdings                                                 C-11

     RISING DIVIDEND GROWTH FUND PROSPECTUS


COMMON QUESTIONS AND ANSWERS ABOUT THE PROPOSED REORGANIZATION

We encourage you to read this Proxy Statement/Prospectus in full. However, the following questions and answers represent some typical questions that shareholders might have regarding this Proxy Statement/Prospectus.

Q. WHY AM I BEING SENT THIS PROXY?

A: You are receiving this Proxy Statement/Prospectus because you have the right to provide voting instructions on an important proposal concerning your investment in the Capital Appreciation Fund.

Q.    HOW WILL THE REORGANIZATION AFFECT ME?

A. The assets of the Capital Appreciation Fund will be combined with those of the Rising Dividend Growth Fund, and the liabilities of the Capital Appreciation Fund will be assumed by the Rising Dividend Growth Fund. Following the Reorganization, you will become a shareholder of the Rising Dividend Growth Fund and will receive either Class A shares or Class C shares, as applicable, of the Rising Dividend Growth Fund that are equal in value to the shares of the Capital Appreciation Fund that you held immediately prior to the closing of the Reorganization. The Reorganization has been structured as a tax-free reorganization for federal income tax purposes so shareholders will not recognize any taxable gain or loss as a result of the Reorganization.

Q.    WHY IS THE REORGANIZATION BEING RECOMMENDED?

A. After conducting due diligence regarding the proposed reorganization transaction between the Funds, the Independent Trustees voted to approve the Reorganization. Before approving the Reorganization, the Independent Trustees evaluated the benefits of the Reorganization to the shareholders of the Capital Appreciation Fund, including the opportunities for increased economies of scale, greater investment and distribution opportunities, and the investment expertise of Dividend Growth Advisors, LLC ("Advisor"), in managing the Rising Dividend Growth Fund. The Independent Trustees also considered the fact that the Capital Appreciation Fund had a very small asset base with very limited asset growth potential. The Capital Appreciation Fund commenced operations on October 19, 1999. However, as of March 31, 2006, the Capital Appreciation Fund's net assets were only $4.3 million. The Capital Appreciation Fund is not currently being actively marketed due, in part, to its relatively poor performance. After careful consideration, the Independent Trustees determined that the Reorganization Plan was in the best interests of the shareholders of the Capital Appreciation Fund. Through this Proxy Statement/Prospectus, the Board of Trustees is submitting the proposal for reorganization to you - the shareholders of the Capital Appreciation Fund
      - for a vote.

Q. HOW DO THE FEES PAID BY THE RISING DIVIDEND GROWTH FUND COMPARE TO THOSE PAYABLE BY THE CAPITAL APPRECIATION FUND?

A. The total per share operating expenses of the Rising Dividend Growth Fund, prior to expense reimbursement, are expected to be substantially lower than the current per share operating expenses of the Capital Appreciation Fund. Fee and expense information is included in this Proxy
      Statement/Prospectus for your reference.

Q. WILL I HAVE TO PAY ANY SALES LOAD, COMMISSION OR OTHER TRANSACTIONAL FEE IN CONNECTION WITH THE REORGANIZATION?

A. No. The full value of your shares of the Capital Appreciation Fund will be exchanged for Class A shares and Class C shares of Rising Dividend Growth Fund, as applicable, without the imposition of any sales load, redemption fee, commission or other transactional fee.

Q.    WHO WILL PAY THE EXPENSES RELATING TO THE REORGANIZATION?

A.    Expenses relating to the Reorganization will be paid for by the Advisor.

Q. WHO SERVES AS INVESTMENT ADVISER AND PROVIDES OTHER SERVICES TO THE RISING DIVIDEND GROWTH FUND?

A. The Advisor and portfolio managers, as well as the administrator, custodian, transfer agent, and distributor are the same for both Funds. Therefore, there will be no changes in the investment adviser, portfolio managers and other service providers as a result of the Reorganization.

Q.    WILL I HAVE TO PAY ANY FEDERAL INCOME TAX AS A RESULT OF THE
      REORGANIZATION?

A. The transaction has been structured to qualify as a tax-free reorganization for federal income tax purposes and is expected to so qualify. If the Reorganization does qualify, shareholders will not recognize any taxable gain or loss as a result of the Reorganization. As a condition to the closing of the Reorganization, the Trust will receive an opinion of counsel to the effect that the Reorganization will qualify as a tax-free reorganization for federal income tax purposes. As a shareholder of the Capital Appreciation Fund, you should separately consider any state, local and other tax consequences in consultation with your tax advisor. Opinions of counsel are not binding on the Internal Revenue Service or the courts.

Q.    WHAT HAPPENS IF THE REORGANIZATION PLAN IS NOT APPROVED?

A. If Proposal 1 is not approved by Capital Appreciation Fund shareholders, the Reorganization will not occur. In such an event, each Fund will continue to operate separately. The Independent Trustees would then need to take any further steps they deem necessary, appropriate and in the best interests of the Capital Appreciation Fund and its shareholders under the circumstances.

Q.    HOW DOES THE BOARD OF TRUSTEES RECOMMEND THAT I VOTE?

A. After careful consideration, the Board of Trustees unanimously recommends that you vote in favor of, or FOR, Proposal 1 on the enclosed Proxy Card.

Q.    WHO IS ELIGIBLE TO VOTE?

A. Shareholders of record at the close of business on June 14, 2006, are entitled to vote at the Special Meeting or any adjournment thereof. Each share or fractional share of record of the Capital Appreciation Fund is entitled to one vote or a fractional vote on each matter presented at the Special Meeting.

Q.    HOW CAN I VOTE?

A. Please call the Trust at (866) 303-0855 for additional information. You can provide voting instructions in one of three ways:

      BY MAIL: Use the enclosed Proxy Card to record your vote for the proposal, then return the card in the postpaid envelope provided.

      BY TELEPHONE: By calling (866) 303-0855 between 9:00 a.m. and 9:00 p.m. Eastern Time, Monday through Friday.

      IN PERSON: By attending the Special Meeting and providing voting instructions.

Q. WHAT WILL HAPPEN IF THERE ARE NOT ENOUGH VOTES TO APPROVE THE PROPOSAL?

A. Your vote is important. If we do not receive your vote after several weeks, you may be contacted by officers of the Trust, its adviser or by a proxy soliciting firm who will remind you to provide us with your vote. If we don't receive sufficient votes to approve the proposal by the date of the Special Meeting, we may adjourn the Special Meeting to a later date so that we can continue to seek more votes.


                                   PROPOSAL 1

                                     SUMMARY

This summary is qualified in its entirety by reference to the additional information contained elsewhere in this Proxy Statement/Prospectus and the Reorganization Plan, a copy of which is attached to this Proxy
Statement/Prospectus as Appendix B.

PROPOSED REORGANIZATION

At a meeting held on September 30, 2005, the Independent Trustees approved the Reorganization and the Reorganization Plan, subject to the approval of the shareholders of the Capital Appreciation Fund. The Independent Trustees constitute a majority of the Trustees of the Trust and are empowered and authorized to take action on behalf of, and bind, the Trust.

The Reorganization Plan provides for:

o the transfer of all of the assets of the Capital Appreciation Fund to the Rising Dividend Growth Fund in exchange solely for Class A shares and Class C shares of the Rising Dividend Growth Fund having an aggregate value equal to the net asset value of the Capital Appreciation Fund and the assumption by the Rising Dividend Growth Fund of all of the liabilities of the Capital Appreciation Fund;

o the distribution to each of the Class A and Class C shareholders of the Capital Appreciation Fund of shares of the Rising Dividend Growth Fund having an aggregate net asset value equal to the aggregate net asset value of the shares of the Capital Appreciation Fund held by that shareholder immediately prior to the closing of the Reorganization.

The Reorganization is scheduled to be effective as of the close of business on September 7, 2006, or on a later date as the parties may agree ("Closing Date"). As a result of the Reorganization, each shareholder of the Capital Appreciation Fund will become the owner of the number of full and fractional Class A shares or Class C shares, as applicable, of the Rising Dividend Growth Fund having an aggregate net asset value equal to the aggregate net asset value of the shareholder's Capital Appreciation Fund shares as of the close of business on the Closing Date. See "Information About the Reorganization" below.

For the reasons set forth below under "Reasons for the Reorganization," the Independent Trustees have concluded that (i) the Reorganization is in the best interests of each Fund; (ii) the interests of each Fund's existing shareholders will not be diluted as a result of the completion of the Reorganization, and
(iii) the submission of the Reorganization Plan for your approval is in the best interest of the Capital Appreciation Fund and its shareholders. Consequently, the Independent Trustees recommend that you vote FOR the proposal.


COMPARISON OF INVESTMENT OBJECTIVES, PRIMARY INVESTMENT STRATEGIES AND RISK FACTORS

This section will help you compare and contrast the investment objectives, primary investment strategies and risk factors of the Funds. Please note that this is only a brief discussion. Additional information can be found in Appendix
A. Some of the investment policies of each Fund are "fundamental" and others are "non-fundamental." Fundamental investment policies may only be changed by a vote of a Fund's shareholders, while the Trust's board generally has the ability to change non-fundamental investment policies without a shareholder vote. More information can be found in each Fund's prospectus.

The Funds have similar, although not identical, investment objectives. The Capital Appreciation Fund's investment objective is to seek long-term growth of capital. The Rising Dividend Growth Fund's investment objective is to seek long-term growth of capital and current income. The main difference between each Fund's investment objective is that, unlike the Capital Appreciation Fund, the Rising Dividend Growth Fund seeks current income, in addition to long-term growth of capital.

The primary investment strategies of the two Funds are compatible. The Capital Appreciation Fund invests primarily in common stocks selected for their growth potential. The Capital Appreciation Fund invests in common stocks of companies of any size, which may include smaller emerging companies. Under normal conditions, the Capital Appreciation Fund invests at least 80% of its assets in a select group of 20-30 common stocks, regardless of industry or sector, focusing on each individual company's growth potential. The Rising Dividend Growth Fund attempts to achieve its investment objective by investing in common stocks of domestic and foreign companies that have increased their dividend payments to shareholders for each of the past ten years or more. The average rate of increase of the dividend must be at least 10%. Regardless of industry, the Rising Dividend Growth Fund invests at least 80% of its assets in common stocks of dividend-paying domestic and foreign companies whose market capitalization is at least $500 million and that have increased their dividend payments to stockholders for each of the past ten years or more. The application of these investment strategies allows both Funds to invest in many of the same issuers.

The Rising Dividend Growth Fund and the Capital Appreciation Fund may each also invest in master limited partnerships ("MLPs"). MLPs are used as bond substitutes by the Rising Dividend Growth Fund in order to attempt to achieve a higher current yield than would be possible using just common stocks. The Capital Appreciation Fund invests in MLPs for their appreciation potential. Many MLPs operate pipelines transporting crude oil, natural gas and other petroleum products along with associated facilities.

The Advisor selects stocks for the Capital Appreciation Fund by looking for companies with strong earnings growth potential that has not been recognized in the overall market. Special emphasis will be placed on mid cap and large cap companies that the Advisor believes demonstrate:

     - Financial stability

     - Strong earnings growth potential

     - Dominant or strong market position

     - Outstanding leadership

The Capital Appreciation Fund also invests in technology-related companies. These may include the securities of companies substantially engaged in offering, using, or developing products, processes, or services that provide, or that benefit significantly from, technological advances or that are expected to do so. Technology-related businesses include, among others: computer products, software, and electronic components; computer services; telecommunications; networking; Internet; and biotechnology, pharmaceuticals or medical technology.

Stocks are selected for the Rising Dividend Growth Fund by seeking companies with strong earnings growth potential that have increased their common stock dividends at least each year for the past ten years. Special emphasis is placed on those companies that the Rising Dividend Growth Fund believes demonstrate:

     - Consistently increasing dividends for each of the past ten years or more

     - Financial stability

     - Strong earnings growth potential

     - Strong market position with solid pricing power

     - Effective management leadership

     - Prominent brand recognition

     - Strong patent position

While there are certain similarities in the stock selection for each Fund, there are also certain differences. Namely, stock selections for the Funds may differ in that the Rising Dividend Growth Fund emphasizes stocks that have had increasing dividends for the past ten years or more; prominent brand recognition; and strong patent position. These are not necessarily factors for stock selection for the Capital Appreciation Fund. In fact, many of the companies in which the Capital Appreciation Fund is currently invested do pay dividends, but, unlike with the Rising Dividend Growth Fund, the level of dividend yield is not a factor in the stock selection process.

Current income created by rising common stock dividends is an important consideration in selecting the Rising Dividend Growth Fund's investments. This is not an important consideration for the Capital Appreciation Fund. The Rising Dividend Growth Fund may also invest in real estate investment trusts ("REITs") and other investments consistent with its rising dividend philosophy.

To respond to adverse market, economic, political or other conditions, both Funds may invest up to 100% of their assets in U.S. (and foreign with respect to the Capital Appreciation Fund only) short-term money market instruments as a temporary defensive measure. These instruments include:

     - Cash and cash equivalents
     - U.S. government securities
     - Certificates of deposit or other obligations of U.S. banks - Corporate debt obligations with remaining maturities of 12 months or less - Commercial paper - Demand and time deposits - Repurchase agreements - Bankers' acceptances

RISK FACTORS

Because the Funds have investment objectives that are similar, many of the risks of investing in Rising Dividend Growth Fund are the same as the risks of investing in Capital Appreciation Fund. You may lose money on your investment in either Fund. The value of each Fund's shares may go up or down, sometimes rapidly and unpredictably. Market conditions, financial conditions of issuers represented in the portfolio, investment strategies, portfolio management, and other factors affect the volatility of each Fund's shares. The following summarizes the principal risks of investing in the Funds.

RISKS COMMON TO BOTH FUNDS

Both Funds share the following risk factors:

Stock Market Risks: Movement in the stock market may affect each Fund's share prices on a daily basis. The overall market and the specific securities held by each Fund may decline in value and you could lose money.

Stock Selection Risks: The stocks in each Fund's portfolio may decline in value or not increase in value when the stock market in general is increasing or decreasing in value and you could lose money.

Non-Diversification: Each Fund is non-diversified and may invest a greater portion of its assets in the securities of a single issuer than a diversified fund. As a result, each Fund may be more sensitive to economic, business, political or other changes affecting the prices of such issuers' securities, which may result in greater fluctuation in the value of each Fund's shares and you could lose money. Each Fund intends, however, to continue to meet certain tax diversification requirements.

Management: Fund management's skill in choosing appropriate investments will play a large part in determining whether each Fund is able to achieve its investment objective. To the extent appropriate investments are not chosen, each Fund may decline in value and you could lose money.

MLPs: Master limited partnerships are generally considered interest-rate sensitive investments. During the periods of interest rate volatility, these investments may not provide attractive returns. Depending on the state of interest rates in general, the use of MLPs could enhance or harm the overall performance of each Fund.

Securities of Smaller Companies: The securities of smaller companies may experience more market price volatility than the securities of larger companies. These companies are typically subject to more dramatic changes in earnings and business prospects than larger, more established companies. Additionally, the securities of smaller companies are less liquid because they tend to trade over-the-counter or on a regional stock exchange and the frequency and volume of their trading are often substantially less than for securities of larger companies.

Temporary Investments:

To respond to adverse market, economic, political or other conditions, each Fund may invest up to 100% of its assets in U.S. short-term money market instruments as a temporary defensive measure. These instruments include:

o        Cash and cash equivalents
o        U.S. government securities
o        Certificates of deposit or other obligations of U.S. banks
o Corporate debt obligations with remaining maturities of 12 months or less
o        Commercial paper
o        Demand and time deposits
o        Repurchase agreements
o        Bankers' acceptances

To the extent that each Fund engages in a temporary, defensive strategy, the Fund may not achieve its investment objective.

RISKS PARTICULAR TO THE RISING DIVIDEND GROWTH FUND

The Rising Dividend Growth Fund is subject to the following additional principal investment risks:

Foreign Securities: Investments in foreign securities may involve a greater degree of risk than securities of U.S. issuers. There may be less information about foreign companies in the form of reports and ratings than about U.S. issuers. Foreign issuers may not be subject to uniform accounting, auditing and financial reporting requirements comparable to those applicable to U.S. issuers. Foreign markets may not be as developed or efficient as those in the United States, and there is generally less government supervision and regulation of securities exchanges, brokers and listed issuers than in the United States.

Real Estate Investment Trusts (REITs): Equity REITs may be affected by changes in the value of the underlying properties owned by the trusts. Mortgage REITS will be subject to credit risk, interest rate risk and prepayment risk with respect to the loans made. Credit risk is the risk that the borrower will not be able to make interest and principal payments on the loan when they are due. Interest rate risk is the risk that the change in the prevailing interest rate will cause the value of the loan to fall. Prepayment risk is the risk that the mortgages underlying mortgage REITs may be paid off early, which makes it difficult to determine their actual maturity and, therefore, to calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower rates.

As of March 31, 2006, approximately 25% of the assets of the Rising Dividend Growth Fund was invested in the securities of companies principally engaged in providing financial services to consumers and industry. The financial services industry is subject to extensive government regulation, can be subject to relatively rapid change due to increasingly blurred distinctions between service segments, and can be significantly affected by availability and cost of capital funds, changes in interest rates, the rate of corporate and consumer debt defaults, and price competition.

RISKS PARTICULAR TO THE CAPITAL APPRECIATION FUND

The Capital Appreciation Fund is subject to the following additional principal investment risks:

Technology-Related Companies: The products or services offered by issuers of technology securities quickly may become obsolete in the face of technological developments. The economic outlook of such companies may fluctuate dramatically due to changes in regulatory or competitive environments. In addition, technology companies may be subject to short product cycles and aggressive pricing which may increase their volatility. Competitive pressures in the technology-related industries also may have a significant effect on the performance of technology securities.

The issuers of technology securities also may be smaller or newer companies, which may lack depth of management, be unable to generate funds necessary for growth or potential development, or be developing or marketing new products or services for which markets are not yet established and may never become established. In addition, such companies may be subject to intense competition from larger or more established companies.

PERFORMANCE OF THE FUNDS

The bar charts and table below provide some indication of the risk of an investment in each Fund. The bar charts show each Fund's performance for each calendar year since its inception. The table shows how each Fund's average annual total returns for different periods over the life of that Fund compare to those of certain broad-based securities market indices.

The sales load on the Class A shares of the Rising Dividend Growth Fund is not reflected in the bar chart. If the sales load were reflected, returns would be less than those shown. The sales load on the Class A shares of the Rising Dividend Growth Fund will not apply to Class A shares of the Rising Dividend Growth Fund received in the Reorganization. Please see "Summary Comparison of Fees and Expenses" below for information about the difference between the fees and expenses of each Fund.

When you consider this information, please remember that each Fund's performance in past years (before and after taxes) is not necessarily an indication of how the Fund will perform in the future. Each index is unmanaged and is not subject to fees, brokerage commissions or other expenses typically associated with the management of investment companies. A direct investment in the indexes cannot be made. Comparisons with the index, therefore, are of limited use. They are included because they are widely known and may help you to understand the universe of securities from which each Fund is likely to select its holdings.

                           RISING DIVIDEND GROWTH FUND
                               Yearly Total Return

2005      -2.21%

Best Quarter           2.81% in the 2nd quarter of 2005

Worst Quarter         -5.73% in the 1st quarter of 2005

                            CAPITAL APPRECIATION FUND
                               Yearly Total Return

2000       (11.27)%
2001        (7.34)%
2002       (16.49)%
2003        26.86%
2004         7.47%
2005        (5.13)%

Best Quarter           23.16% in the 1st quarter of 2000

Worst Quarter         -23.19% in the 4th quarter of 2000


The tables below show how each of the Fund's average annual returns compare with those of its benchmark, the Standard & Poor's 500 Composite Stock Index ("S&P 500 Index"). The figures assume reinvestment of all dividends and other distributions. The performance calculations reflect the deduction of the maximum sales charges and annual fund operating expenses. Returns are presented for Class A Shares only. Class C of the Rising Dividend Growth Fund commenced operations on April 14, 2005 and, since it had been operational for less than one calendar year as of December 31, 2005, no performance information is shown for Rising Dividend Growth Fund Class C Shares. After-tax returns for the Capital Appreciation Fund are presented for Class A shares only. After-tax returns for Class C shares will be different. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.


                 PERFORMANCE TABLE - RISING DIVIDEND GROWTH FUND
                           (with Maximum Sales Charge)
               (Average annual total returns for the periods ended
                               December 31, 2005)



                                                                                         Since
                                                                          1 Year
                                                                                         Inception*

Class A Before Taxes                                                   -8.74%              2.87%

Class A After Taxes on Distributions                                   -8.74%              2.46%

Class A After Taxes on Distributions and Sale of Fund Shares           -5.09%              1.78%

S & P 500 Index (reflects no deduction for fees, expenses or taxes)     4.92%              9.66%

-----------------------------------------------

*Inception date - Class A commenced operations on March 18, 2004.

                           PERFORMANCE TABLE - CAPITAL
                 APPRECIATION FUND (Average annual total returns
                    for the periods ended December 31, 2005)


                                                                                                     Since
                                                                     1 Year          5 Years         Inception*

Class A Before Taxes                                                 -11.50%         -1.16%          1.79%

Class A After Taxes on Distributions                                 -11.50%         -1.16%          1.58%

Class A After Taxes on Distributions and Sale of Fund
   Shares                                                             -6.90%          -0.69%         1.09%

S & P 500 Index (reflects no deduction for fees,
   expenses or taxes)                                                  4.92%           0.54%         1.41%

Class C Before Taxes                                                  -6.69%          -0.68%         1.11%

S & P 500 Index (reflects no deduction for fees,
   expenses or taxes)                                                  4.92%           0.54%         0.14%

-----------------------------------------------

*Inception date - Class A commenced operations on October 19, 1999

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. If there is a capital loss at the end of the period, the returns after taxes on the distributions and sale of Fund shares may exceed the returns before taxes due to the tax benefit of realizing a capital loss upon the sale of Fund shares, which is factored into the result.

COMPARISON OF FEES AND EXPENSES

The following tables compare the fees and expenses for Class A and Class C of the Capital Appreciation Fund and Class A and Class C of the Rising Dividend Growth Fund. Pro forma expenses, giving effect to the proposed Reorganization, are not presented, in that, as of June 28, 2006, the net asset value of the Capital Appreciation Fund did not exceed ten percent of the Trust's net asset value.

The fee and expense information shown in the tables below is organized as follows:

Table 1

    o Column 1 reflects the fees and expenses for Class A of the Capital Appreciation Fund for the six-month period ended March 31, 2006.

    o Column 2 reflects the fees and expenses for Class A of the Rising Dividend Growth Fund for the six-month period ended March 31, 2006.

Table 2

    o Column 1 reflects the fees and expenses for Class C of the Capital Appreciation Fund for the six-month period ended March 31, 2006.

    o Column 2 reflects the fees and expenses for Class C of the Rising Dividend Growth Fund for the six-month period ended March 31, 2006.




                               Annualized Fund Operating Expenses

TABLE 1 - CLASS A

                                                                                     Capital                    Rising
                                                                                  Appreciation                 Dividend
                                                                                      Fund                    Growth Fund
                                                                                    (Class A)                  (Class A)
SHAREHOLDER FEES (paid directly
from your investment)

Maximum Sales Charge (Load)                                                           5.75%                       6.75%

   Maximum Sales Charge (Load) Imposed on
   Purchases (as a percentage of offering
   price)                                                                             5.75%(1)                    5.75%

   Maximum Contingent Deferred Sales Charge (as a percentage of the lesser of original purchase price or redemption proceeds) None 1.00%(2)

Redemption Fees (as a percentage of
amount redeemed)                                                                      1.00%(3)                    None

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from
Fund assets)

Management Fees                                                                       0.75%                       0.75%

Distribution and Service
(12b-1) Fees                                                                          0.25%(4)                    0.40%(5)

Other Expenses                                                                        4.44%                       1.89%(6)
                                                                                      -----                       ------

Total Annual Fund Operating Expenses                                                  5.44%                       3.04%(7)

Expenses Waived and/or Reimbursed                                                     3.79%                       1.39%

Total Net Annual Fund Expenses                                                        1.65%(7)(8)                 1.65%

-------------------



TABLE 2 - CLASS C

                                                                                     Capital                      Rising
                                                                                   Appreciation                  Dividend
                                                                                      Fund                      Growth Fund
                                                                                     (Class C)                   (Class C)

SHAREHOLDER FEES (paid directly
from your investment)

Maximum Sales Charge (Load)                                                            None                       None

   Maximum Sales Charge (Load) Imposed on
   Purchases (as a percentage of offering
   price) None None

   Maximum Contingent Deferred Sales Charge
   (as a percentage of the lesser of
   original purchase price or redemption
   proceeds) None None

Redemption Fees (as percentage of
amount redeemed)(3)                                                                   1.00%                      1.00%


ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from
Fund assets)

Management Fees                                                                       0.75%                      0.75%

Distribution and Service
(12b-1) Fees                                                                          1.00%(4)                   1.00%(5)

Other Expenses                                                                        4.44%                      1.84%(6)
                                                                                      -----                      ------

Total Annual Fund Operating Expenses                                                  6.19%                       3.59%(7)

Expenses Waived and/or Reimbursed                                                     3.79%                       1.34%

Total Net Annual Fund Expenses                                                        2.40%(7)(8)                 2.25%

(1) The front-end sales charge for the Class A shares decreases with the amount you invest and is included in the offering price.

(2) The 1.00% contingent deferred sales charge applies only to purchases of $1 million or more either as a lump sum or through our cumulative quantity discount or letter of intent programs which are subsequently sold within 12 months of acquisition. These fees are not applied to shares acquired through reinvestment of dividends or capital gains. The contingent deferred sales charge may be waived for certain redemptions and distributions.

(3) The 1.00% redemption fee applies only to redemptions within 12 months of acquisition. The fee is not applied to shares acquired through reinvestment of dividends or capital gains.

(4) Includes an annual distribution fee of 0.25% of the Class A shares' average daily net assets, and an annual distribution fee of 0.75% and an annual service fee of 0.25% of the Class C shares' average daily net assets.

(5) Class A shares: Includes an annual distribution fee of 0.25% and an annual service fee of .15% of the Class A shares' average daily net assets. Class C shares: An annual distribution fee of 0.75% and an annual service fee of 0.25% of the Class C shares' average daily net assets.

(6) Pursuant to the terms of an Expense Limitation Agreement, the Advisor has contractually agreed to waive fees and/or reimburse expenses so that net Total Annual Fund Expenses do not exceed 1.65% for Class A shares and 2.25% for Class C shares. This Agreement may be terminated by the Advisor upon 60 days' prior written notice to the Trust.

    The Advisor is entitled to reimbursement of fees waived or remitted to the Fund under the terms of the Expense Limitation Agreement.

(7) The Fund imposes a $15.00 charge for Fund redemptions under $10,000 made by wire.

(8) Pursuant to the terms of an Expense Limitation Agreement, the Advisor has contractually agreed to waive fees and/or reimburse expenses so that Total Annual Fund Expenses do not exceed 1.65% for Class A shares and 2.40% for Class C shares. The Advisor is entitled to reimbursement of fees waived or remitted to the Fund under the terms of the Expense Limitation Agreement. This Agreement may be terminated by the Advisor upon 60 days' prior written notice to the Trust.

As noted in the tables above, gross expenses of the Rising Dividend Growth Fund are substantially less than the gross expenses of the Capital Appreciation Fund.

Example

The Example is intended to help you compare the cost of investing in each Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in each Fund for the time periods indicated, that your investment has a 5% return each year, and that all dividends and distributions are reinvested. The fees and expenses used to calculate the Example are based on the fees and expenses shown in the table above. Although your actual costs may be higher or lower, based on these assumptions your costs would be:


                                                     1 Year    3 Years    5 Years   10 Years
                                                     ------    -------    -------   --------

Capital Appreciation Fund (Class A shares)           $833      $1,788    $2,834     $5,409
Capital Appreciation Fund (Class C shares)           $343      $1,498    $2,724     $5,662
Rising Dividend Growth Fund (Class A shares)         $733      $1,337    $1,965     $3,645
Rising Dividend Growth Fund (Class C shares)         $328      $1,076    $1,846     $3,866

Example:

You would pay the following expenses if you did not redeem your shares:



                                                     1 Year    3 Years    5 Years   10 Years
                                                     ------    -------    -------   --------

Capital Appreciation Fund (Class A shares)           $733      $1,788     $2,834     $5,409
Capital Appreciation Fund (Class C shares)           $243      $1,498     $2,724     $5,662
Rising Dividend Growth Fund (Class A shares)         $633      $1,337     $1,965     $3,645
Rising Dividend Growth Fund (Class C shares)         $228      $1,076     $1,846     $3,866

*Expenses shown include the impact of the maximum front-end sales load.

Following the closing of the Reorganization, and in the ordinary course of business, we expect that certain holdings of the Capital Appreciation Fund that are transferred to the Rising Dividend Growth Fund in connection with the Reorganization may be sold. Any sale of such holdings will result in additional transaction costs for the Rising Dividend Growth Fund (which will not be assumed or paid by the Advisor) and will be a taxable event that may result in the realization of taxable gains or losses from such sales for the Rising Dividend Growth Fund. To the extent that holdings of the Capital Appreciation Fund are sold prior to the Reorganization to meet redemptions or for other reasons, the sale of those holdings will be a taxable event that may result in the realization of taxable gains or losses for the Capital Appreciation Fund. However, given the large capital loss carryover of the Capital Appreciation Fund, it is not anticipated that the sale of any holdings will result in taxable gain for the Capital Appreciation Fund.

Additional information regarding the performance of each Fund is contained in Appendix A to this Proxy Statement/Prospectus.

PURCHASE, REDEMPTION AND EXCHANGE POLICIES

As you can see from the chart above, each Fund's Class A shares are generally sold subject to a front-end sales load of 5.75% of the offering price per share. If the Reorganization is approved, Rising Dividend Growth Fund Class A shares received by Capital Appreciation Fund shareholders as a result of the Reorganization will not be subject to the front-end sales load at the time of the Reorganization.

DIVIDENDS AND OTHER DISTRIBUTIONS

The Capital Appreciation Fund generally pays dividends and distributions of virtually all of its net investment income and net realized capital gains, respectively, at least once a year. Dividends from net investment income, if any, are declared and paid quarterly by the Rising Dividend Growth Fund. The Rising Dividend Growth Fund distributes any net capital gains annually. Dividends and other distributions are generally subject to federal income tax. For both Funds, all dividends and other distributions are reinvested automatically in additional shares of the respective Funds at net asset value ("NAV"), without fees or charges on reinvestments, unless the shareholder elects to be paid in cash. Following the Reorganization, shareholders of the Capital Appreciation Fund that have elected to receive distributions in cash will continue to receive distributions in cash from the Rising Dividend Growth Fund. See "Appendix C--Additional Information About the Purchase, Sale or Exchange of Rising Dividend Growth Fund Shares and Other Information About the Fund" for a further discussion regarding the distribution policies of the Rising Dividend Growth Fund.

TAX CONSEQUENCES

Completion of the Reorganization is subject to the Trust's receiving an opinion from legal counsel to the effect that the Reorganization will qualify as a tax-free reorganization for federal income tax purposes. See "Information about the Reorganization--Federal Income Tax Consequences."

                         COMPARISON OF INVESTMENT OBJECTIVES AND
                              STRATEGIES OF INVESTING IN THE FUNDS

The following discussion comparing and contrasting the investment objective and primary investment strategies of the Funds is based upon, and qualified in its entirety by, the description of the respective investment objective and primary investment strategies set forth in the Prospectus of each Fund dated February 1, 2006.


The following summarizes the investment objective, strategies and management of each Fund:



------------------ -------------------------------------------------- --------------------------------------------------------------
                        Capital Appreciation Fund                       Rising Dividend Growth Fund
------------------ -------------------------------------------------- --------------------------------------------------------------
------------------ -------------------------------------------------- --------------------------------------------------------------
Investment         Long-term growth of capital                        Long-term growth of capital and current income.
Objective
------------------ -------------------------------------------------- --------------------------------------------------------------
------------------ -------------------------------------------------- --------------------------------------------------------------
Investment The Fund will invest primarily in common stocks The Fund attempts to achieve its investment objective by Strategies selected for their growth potential. The Fund investing in common stocks of domestic and foreign will invest in common stocks of companies of any companies that have increased their dividend payments to size, that
                    may include smaller emerging companies.shareholders for each of the past ten years or more. Under normal conditions, the
                    Fund will invest at least 80% of its assets in a select
                    group of Regardless of industry, the Fund invests at least
                    80% of 20-30 common stocks, regardless of industry of its
                    assets in common stocks of dividend-paying domestic sector, focusing on each individual company's and foreign companies whose market capitalization is at least growth potential.
                    $500 million and that have increased their dividend
                                                                      payments to stockholders for each of the past ten years or
                    The Advisor selects stocks by looking for more. The Fund
                    normally concentrates its investments in companies with
                    strong earnings growth a group of 25-50 of such common
                    stocks. The Fund is a growth potential that has not been
                    recognized in and income fund with a long-term investment
                    philosophy the overall market. Special emphasis will of
                    investing solely in companies that have increased their be placed on mid cap and large cap companies common stock
                    dividends for each of the past ten years or more. that the
                    Advisor believes demonstrate: Once a company's stock is
                    owned by the Fund, if the company
                                                                      does not increase its common stock dividend from one year
                        o Financial stability to the next, the stock will be
                        sold. o Strong earnings growth potential o Dominant or
                        strong market position Stocks are selected for the Fund
                        by seeking companies with o Outstanding leadership
                        strong earnings growth potential that have increased
                        their
                                                                      common stock dividends at least each year for the past ten
                   The Fund intends to pursue an investment           years.  Special emphasis will be placed on those companies
                   strategy that may result in a high turnover        that the Fund believes demonstrate:
                   of positions sometimes exceeding 600%.  Market
                   conditions may dictate investments for this               o Consistently increasing dividends for each of the
                   Fund's portfolio and may result in short-                   past ten years or more
                   term holdings.                                            o Financial stability
                                                                             o Strong earnings growth potential
                   The Fund also invests in technology-related               o Strong market position with solid pricing power
                   companies.  These may include the securities              o Effective management leadership
                   of companies substantially engaged in offering,           o Prominent brand recognition
                   using, or developing products, processes, or              o Strong patent position
                   services that provide, or that benefit
                   significantly from, technological advances or      Current income created by rising common stock dividends is
                   that are expected to do so.  Technology-related    an important consideration in selecting the Fund's
                   businesses include, among others:  computer        investments.  The Fund may also invest in real estate
                   products, software, and electronic components;     investment trusts ("REITs") and other investments consistent
                   computer services; telecommunications;             with its rising dividend philosophy.
                   networking; Internet; and biotechnology,
                   pharmaceuticals or medical technology.

                   The Fund may also invest in master limited         The Fund may also invest in master limited partnerships
                   partnerships ("MLPs").  An MLP is a public         ("MLPs").  An MLP is a public limited partnership.  MLPs
                   limited partnership.  MLPs trade like stocks       trade like stocks and are required to distribute most of
                   and are required to distribute most of their       their earnings to shareholders.  MLPs are used to augment the
                   earnings to shareholders.  MLPs are used to        income level.  Many MLPs operate pipelines transporting
                   augment the income level.  Many MLPs operate       crude oil, natural gas and other petroleum products along
                   pipelines transporting crude oil, natural gas      with associated facilities.
                   and other petroleum products along with
                   associated facilities.


------------------ -------------------------------------------------- --------------------------------------------------------------
------------------ -------------------------------------------------- --------------------------------------------------------------
Investment         Dividend Growth Advisors, LLC                      Dividend Growth Advisors, LLC
Adviser
------------------ -------------------------------------------------- --------------------------------------------------------------
------------------ -------------------------------------------------- --------------------------------------------------------------

Portfolio          Thomas Cameron and Jere Estes have served as       Thomas Cameron and Jere Estes are co-portfolio managers.
Managers           co-portfolio managers since October 19, 2005.
------------------ -------------------------------------------------- --------------------------------------------------------------



                      INFORMATION ABOUT THE REORGANIZATION

THE REORGANIZATION PLAN

      The terms and conditions under which the proposed transaction may be consummated are set forth in the Reorganization Plan. Significant provisions of the Reorganization Plan are summarized below; however, this summary is qualified in its entirety by reference to the Reorganization Plan, a copy of which is attached as Appendix B.

      The Reorganization Plan provides for (i) the transfer, as of the Closing Date, of all of the assets of the Capital Appreciation Fund in exchange solely for shares of the Rising Dividend Growth Fund and the assumption by the Rising Dividend Growth Fund of the Capital Appreciation Fund's liabilities; and (ii) the distribution of those shares to shareholders of the Capital Appreciation Fund, as provided for in the Reorganization Plan. The Capital Appreciation Fund will then be liquidated.

      Each Class A and Class C shareholder of the Capital Appreciation Fund will hold, immediately after the Closing Date, shares of the corresponding class of the Rising Dividend Growth Fund having an aggregate value equal to the aggregate value of the shares of the corresponding class of the Capital Appreciation Fund held by that shareholder as of the Closing Date.

      Until the Closing Date, shareholders of the Capital Appreciation Fund will continue to be able to redeem their shares. Redemption requests received after the Closing Date will be treated as requests received by the Rising Dividend Growth Fund for the redemption of its shares.

      The obligations of the Trust with respect to each Fund under the Reorganization Plan are subject to various conditions, including approval of the Reorganization by the shareholders of the Capital Appreciation Fund. The Reorganization Plan may be terminated by the Board of Trustees. Please refer to Appendix B to review the terms and conditions of the Reorganization Plan.

REASONS FOR THE REORGANIZATION

     The Capital Appreciation Fund commenced investment operations on October 19, 1999. However, as of March 31, 2006, it had only $4.3 million in total net assets. The Advisor sees no opportunity for growth of the Fund and has recommended to the Board of Trustees that the Fund be reorganized into the Rising Dividend Growth Fund.

      The proposed Reorganization was presented for consideration to the Board of Trustees at a meeting held on September 30, 2005. For the reasons discussed below, the Trustees, including all of the Independent Trustees, determined that the interests of the shareholders of each Fund will not be diluted as a result of the Reorganization, and that the Reorganization is in the best interests of each Fund and its shareholders.

     The Reorganization will allow the Capital Appreciation Fund's shareholders to continue to participate in a professionally managed portfolio that seeks to achieve long-term growth of capital through investment in equity securities. Additionally, the Reorganization is expected to result in lower overall expenses for shareholders of both classes of the Capital Appreciation Fund.

BOARD CONSIDERATIONS

      The Board of Trustees, in recommending the Reorganization, considered a number of factors, including the following:

-    The structure and terms of the Reorganization;

- The potential benefits of the Reorganization to shareholders. The Independent Trustees examined the potential benefits of the Reorganization, such as the lower gross expenses of the Rising Dividend Growth Fund; potential for better performance; consistency in service providers and larger asset size.

- The relative investment performance of the Capital Appreciation Fund as compared to the Rising Dividend Growth Fund. The Independent Trustees considered the relatively poor performance of the Capital Appreciation Fund and the opportunity for better investment performance in the Rising Dividend Growth Fund.

- Expense ratios and information regarding fees and expenses of the Funds. The Independent Trustees considered the fact that the gross expenses of the Rising Dividend Growth Fund were substantially less than the gross expenses of the Capital Appreciation Fund.

- Improved operating efficiencies of the Funds after the Reorganization due to the combination of similar Funds;

- The expected realization of economies of scale in the long run due to the Advisor managing one Fund instead of two Funds with similar investment objectives and policies;

- The relative size of the Funds. The Independent Trustees took into account that, at the time of the Board's consideration of the matter, the Rising Dividend Growth Fund had approximately $36 million in assets compared to the small asset size of the Capital Appreciation Fund (approximately $4 million).

- Whether the Reorganization would dilute the interests of either Fund's current shareholders. The Independent Trustees considered that the interests of neither Fund's shareholders would be diluted.

- The similarity of investment objectives and strategies of the Rising Dividend Growth Fund with those of the Capital Appreciation Fund and the fact that the portfolio managers are identical for each Fund;

- The availability of suitable classes of shares in the Rising Dividend Growth Fund for all shareholders of the Capital Appreciation Fund. In particular, the Independent Trustees considered the similarity in rights of each class of shares for shareholders of the Capital Appreciation Fund.

- Any benefits that may be realized by the Advisor.

- The tax consequences of the Reorganization to the Capital Appreciation Fund and its shareholders, including the tax-free nature of the transaction.

TAX CONSIDERATIONS

      The Reorganization is intended to qualify for federal income tax purposes as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Accordingly, pursuant to this treatment, neither Fund nor its shareholders are expected to recognize any gain or loss for federal income tax purposes from the Reorganization. As a condition to the closing of the Reorganization, the Trust will receive an opinion from the law firm of Kirkpatrick & Lockhart Nicholson Graham LLP, the Trust's special tax counsel, to the effect that the Reorganization will qualify as a tax-free reorganization for federal income tax purposes. That opinion will be based in part upon certain assumptions and upon certain representations made by the Trust.

     Immediately prior to the Reorganization, the Capital Appreciation Fund will pay a dividend or dividends that, together with all previous dividends, will have the effect of distributing to its shareholders all of its investment company taxable income for taxable years ending on or prior to the Closing Date (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending on or prior to the Closing Date (after reduction for any available capital loss carryover). Such dividends will be included in the gross income of the Capital Appreciation Fund's shareholders that are not exempt from federal income tax.

      As of September 30, 2005, the Capital Appreciation Fund had accumulated capital loss carryovers of approximately $2,571,681. After the Reorganization, those loss carryovers generally will be available to the Rising Dividend Growth Fund to offset its capital gains, although the amount of those loss carryovers that may offset those gains in any given year will be limited. Further, given the amount of such loss carryovers as compared to the current size of the Capital Appreciation Fund, it is unlikely that those loss carryovers will be fully used. Also, after the Reorganization, any realized capital losses of the Rising Dividend Growth Fund will be available to it to offset its capital gains. The ability of the Rising Dividend Growth Fund to utilize capital losses in the future depends upon a variety of factors that cannot be known in advance, including the existence of capital gains against which these losses may be offset.

     You should consult your tax advisor regarding the effect, if any, of the Reorganization in light of your individual circumstances. Since the foregoing discussion only relates to the federal income tax consequences of the Reorganization, you should also consult your tax advisor as to state and local tax consequences, if any, of the Reorganization.

EXPENSES OF THE REORGANIZATION

      The expenses relating to the Reorganization will be borne by the Advisor. The costs of the Reorganization include preparation of the Registration Statement, printing and distributing this Proxy Statement/Prospectus and proxy materials, legal fees, accounting fees, securities registration fees, and expenses of holding the Special Meeting.

CAPITALIZATION

The following tables show the capitalization of the Capital Appreciation Fund and the Rising Dividend Growth Fund, and on a pro forma basis as of March 31, 2006, giving effect to the proposed acquisition of assets at NAV.



--------------------------- -------------------------- ------------------------------- ---------------------------
                            Capital Appreciation Fund    Rising Dividend Growth Fund      Pro Forma Rising Dividend
                              Class A Shares                Class A Shares                  Growth Fund Class A
                                                                                           After  Reorganization
--------------------------- -------------------------- -------------------------------  ---------------------------
--------------------------- -------------------------- -------------------------------  ---------------------------

--------------------------- -------------------------- -------------------------------  ---------------------------
--------------------------- -------------------------- -------------------------------  ---------------------------
Net Assets(a)                           $2,711,759                 $ 34,920,595                    $ 37,632,354
--------------------------- -------------------------- -------------------------------- ---------------------------
--------------------------- -------------------------- -------------------------------- ---------------------------
Net asset value per share         $ 12.71                       $ 11.55                             $ 11.55
--------------------------- -------------------------- -------------------------------- ---------------------------
--------------------------- -------------------------- -------------------------------- ---------------------------
Shares outstanding                  213,407                      3,022,341                         3,257,125
--------------------------- -------------------------- -------------------------------- ---------------------------

 (a) Total net assets of the Capital Appreciation Fund (all share classes), the Rising Dividend Growth Fund (all share classes) and the Rising Dividend Growth Fund Pro Forma After Reorganization (all share classes) as of March 31, 2006 were $4,310,398, $36,407,467 and $40,717,865, respectively.



--------------------------- -------------------------- ----------------------------- ----------------------------
                            Capital Appreciation Fund  Rising Dividend Growth Fund      Pro Forma Rising Dividend
                               Class C Shares              Class C Shares                   Growth Fund Class C
                                                                                           After Reorganization
--------------------------- -------------------------- ----------------------------- ----------------------------
--------------------------- -------------------------- ----------------------------- ----------------------------
Net Assets(a)                     $ 1,598,639                $ 1,486,872                   $ 3,085,511
--------------------------- -------------------------- ----------------------------- ----------------------------
--------------------------- -------------------------- ----------------------------- ----------------------------
Net asset value per share         $ 11.43                    $ 11.60                       $ 11.60
--------------------------- -------------------------- ----------------------------- ----------------------------
--------------------------- -------------------------- ----------------------------- ----------------------------
Shares outstanding               139,912                     128,221                         266,035
--------------------------- -------------------------- ----------------------------- ----------------------------

(a) Total net assets of the Capital Appreciation Fund (all share classes), the Rising Dividend Growth Fund (all share classes) and the Rising Dividend Growth Fund Pro Forma After Reorganization (all share classes) as of March 31, 2006 were $4,310,398, $36,407,467 and $40,717,865, respectively.

In determining that the Rising Dividend Growth Fund should be the surviving entity in the Reorganization, the following factors were evaluated by the management of the Trust: (1) the Fund's investment adviser (both Funds have the same investment adviser); (2) investment objectives, policies, and restrictions (these factors were compatible for both Funds); (3) expense structures and expense ratios (the gross expenses of the Rising Dividend Growth Fund are substantially less than the gross expenses of the Capital Appreciation Fund);
(4) asset size (as of March 31, 2006, the Rising Dividend Growth Fund had $36.4 million in assets as compared to $4.3 million in assets of the Capital Appreciation Fund); and (5) portfolio composition (many of the same securities in each Fund).

    INFORMATION ABOUT MANAGEMENT OF THE FUNDS

INVESTMENT ADVISER

The Advisor's offices are located at 108 Traders Cross, Suite 105, Bluffton, SC 29910. The Advisor manages the investments of each Fund in accordance with each Fund's investment objectives, policies and limitations.

The Advisor, a South Carolina limited liability company, is a registered investment adviser founded in 2003. In addition to acting as the investment adviser to the Funds, the Advisor also manages individual private accounts. As of December 31, 2005, the Advisor had approximately $231 million under management.

The Advisor provides overall investment management for the Capital Appreciation Fund and the Rising Dividend Growth Fund, provides research and credit analysis concerning the Funds' portfolio securities and is responsible for all purchases and sales of portfolio securities.

Under the Advisory Agreement, the monthly compensation paid to the Advisor is accrued daily at an annual rate equal to 0.75% of the average daily net assets of each Fund. A discussion regarding the basis for the Board of Trustees' approval of the Investment Advisory Agreement of each Fund is contained in each Fund's annual report to shareholders for the year ended September 30, 2005.

PORTFOLIO MANAGERS

Rising Dividend Growth Fund

Thomas Cameron and Jere Estes serve as co-portfolio managers for the Fund. Mr. Cameron has been a portfolio manager of the Fund since the Fund's inception. Mr. Estes became a co-portfolio manager of the Fund on May 1, 2004, having served as a portfolio consultant to the Fund, prior thereto. Mr. Cameron has served as the chief investment officer of the Advisor since 2003 and is a director and founding member of the Advisor. Mr. Cameron has been managing portfolios using a rising dividend philosophy since 1979. From 1978 to 2000, Mr. Cameron served as vice president at Interstate Johnson Lane Brokerage in Charlotte, NC. Mr. Cameron served as a director of the Sovereign Investors Fund from 1979 until 1997 which utilized the rising dividend philosophy. Mr. Cameron is also founder of Cameron and Associates, a firm providing investment services to individuals, corporations, and institutional investors since July, 2000. From June, 2000 until March, 2004, Mr. Cameron was a registered representative of ProEquities, Inc. Mr. Estes served as a consultant to the Advisor from 2003 until May of 2004. Since June of 2004, Mr. Estes has served as a Managing Director of the Advisor. From 1992 to 1999, Mr. Estes served as Vice President/Director of Research and Senior Portfolio Manager at Sovereign Asset Management in Bryn Mawr, PA. From June of 1999 until May of 2004, Mr. Estes served as Senior Vice President and Chief Investment Officer at Bryn Mawr Trust Company in Bryn Mawr, PA. Mr. Estes was also a registered representative of Investors Capital Corporation from June of 2004 until December of 2004.

Capital Appreciation Fund

Thomas Cameron and Jere Estes have served as co-portfolio managers for the Fund since October 19, 2005. Mr. Cameron has served as the chief investment officer of the Advisor since 2003 and is a director and founding member of the Advisor. Mr. Cameron has been managing portfolios since 1979. From 1978 to 2000, Mr. Cameron served as vice president at Interstate Johnson Lane Brokerage in Charlotte, NC. Mr. Cameron served as a director of the Sovereign Investors Fund from 1979 until 1997. Mr. Cameron is also founder of Cameron and Associates, a firm providing investment services to individuals, corporations, and institutional investors since July, 2000. From June, 2000 until March, 2004, Mr. Cameron was a registered representative of ProEquities, Inc. Mr. Estes served as a consultant to the Advisor from 2003 until May of 2004. Since June of 2004, Mr. Estes has served as a Managing Director of the Advisor. From 1992 to 1999, Mr. Estes served as Vice President/Director of Research and Senior Portfolio Manager at Sovereign Asset Management in Bryn Mawr, PA. From June of 1999 until May of 2004, Mr. Estes served as Senior Vice President and Chief Investment Officer at Bryn Mawr Trust Company in Bryn Mawr, PA. Mr. Estes was also a registered representative of Investors Capital Corporation from June of 2004 until December of 2004.

Additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in each Fund is available in the Statement of Additional Information dated February 1, 2006.

                     ADDITIONAL INFORMATION ABOUT THE FUNDS

Form of Organization

Each of the Funds is a non-diversified series of the Trust, an open-end investment management company organized as a Delaware statutory trust. The Trust is governed by a Board of Trustees consisting of four members. For more information on the history of the Trust, see the SAI.

Distributor

Unified Financial Securities, Inc. (the "Distributor"), whose address is 431 North Pennsylvania Street, Indianapolis, IN 46204, is the principal distributor for both Funds.

Information about the Capital Appreciation Fund and the Rising Dividend Growth Fund is included in the Prospectuses of the Funds dated February 1, 2006, the Annual Report for each of the Funds dated September 30, 2005, and the Semi-Annual Report for each of the Funds dated March 31, 2006. Copies of each of these documents, the Statement of Additional Information related to this Proxy Statement/Prospectus and any subsequently released shareholder reports are available upon request and without charge from the Funds by calling (888) 826-2520 or by writing to the Funds at Unified Financial Services, Inc., 431 N. Pennsylvania Street, Indianapolis, IN 46204.

Both the Funds are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information including proxy material, reports and charter documents with the SEC. These reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549.

BROKERAGE

Purchases and sales of portfolio securities are generally placed with broker-dealers who provide the best price (including brokerage commissions) and execution for orders. Transactions may also be allocated to broker-dealers who provide research. Higher fees may be paid to brokers that do not furnish research or furnish less valuable research if a good faith determination is made that the commissions paid are reasonable in relation to the value of the brokerage and research services provided. Among these services are those that brokerage houses customarily provide to institutional investors, such as statistical and economic data and research reports on companies and industries.

For the fiscal period ended September 30, 2005 the Rising Dividend Growth Fund paid brokerage commissions in the amount of $32,520.

The following table shows brokerage commissions paid by the Capital Appreciation Fund during the last three fiscal years.



------------------------------  ---------------------------- ---------------------------- -------------------------
Years Ended September 30,
                                   2005                       2004                           2003
------------------------------- ---------------------------- ---------------------------- -------------------------
                                  $ 89,411                    $155,519                         $ 70,414

------------------------------- ---------------------------- ---------------------------- -------------------------

OTHER BUSINESS

The Trustees do not know of any business to be presented at the Special Meeting other than those matters described in this Proxy Statement. If any other matter requiring a vote of shareholders should properly come before the Special Meeting, including any question as to an adjournment or postponement of the Special Meeting, the persons named on the enclosed Proxy Card will vote on such matters according to their best judgment in the interests of shareholders.

VOTING INFORMATION

This Proxy Statement/Prospectus is furnished in connection with a solicitation of proxies by the Board to be used at the Special Meeting. This Proxy Statement/Prospectus, along with a Notice of the Meeting and a proxy card, is first being mailed to shareholders of the Capital Appreciation Fund on or about August 10, 2006. Only shareholders of record as of the close of business on the Record Date, June 14, 2006, will be entitled to notice of, and to vote at, the Special Meeting. If the enclosed form of proxy card is properly executed and returned in time to be voted at the Special Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked but properly executed proxy cards will be voted FOR Proposal 1 and FOR any other matters deemed appropriate.

A proxy may be revoked at any time on or before the Special Meeting by written notice to the Secretary of the Trust at the address on the cover of this Proxy Statement/Prospectus or by attending and voting at the Special Meeting. Unless revoked, all valid and executed proxies will be voted in accordance with the specifications thereon or, in the absence of such specifications, for approval of Proposal 1.


VOTE REQUIRED

Proposal 1. Approval of the Reorganization will require the affirmative vote of a majority of the shares of the Capital Appreciation Fund.

QUORUM AND ADJOURNMENTS; "BROKER NON-VOTES"

Under the Trust's Trust Instrument, one-third of the outstanding shares of the Capital Appreciation Fund entitled to vote in person or by proxy, will constitute a quorum at the Special Meeting. Proxies returned for shares that represent "broker non-votes" (i.e., shares held by brokers or nominees as to which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and shares whose proxies reflect an abstention on any item are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists. With respect to Proposal 1, abstentions and broker non-votes will not count towards the number of votes in favor of Proposal 1 and will have the effect of a vote against the Proposal. With respect to adjournments, abstentions and broker non-votes will have the effect of a vote against adjournment.

SHARE INFORMATION

There were 198,511 Class A shares and 128,936 Class C shares of the Capital Appreciation Fund outstanding as of the close of business on the Record Date. To the knowledge of Trust management, as of the Record Date, the entities shown in the chart below held beneficially or of record more than 5% of the outstanding shares of the Capital Appreciation Fund. As of the Record Date, each of the Trustees and executive officers owned individually, and owned collectively as a group, less than 1% of the outstanding shares of the Capital Appreciation Fund.



                                                   Capital                Percentage
Name of Shareholder          Address           Appreciation Fund             Held
-------------------          -------           -----------------          ----------
Pershing, LLC           P.O. Box 2052              Class A                  39.53%
                        Jersey City, NJ 07303
                                                   Class C                  15.00%

National Financial
  Services Corp.        200 Liberty St. #NY5D1     Class A                   6.10%
                        New York, NY 10281


The votes of the shareholders of the Rising Dividend Growth Fund are not being solicited since their approval or consent is not necessary for the Reorganization to take place.


LEGAL MATTERS

Certain legal matters concerning the issuance of shares of the Rising Dividend Growth Fund will be passed upon by Blazzard & Hasenauer, P.C., 1375 Kings Highway East, Suite 220, Fairfield, CT 06824.

                THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT
               TRUSTEES, RECOMMENDS APPROVAL OF THE PROPOSAL. ANY EXECUTED PROXIES WITHOUT MARKED INSTRUCTIONS TO THE CONTRARY WILL BE VOTED IN FAVOR OF APPROVAL OF THE
                                    PROPOSAL.



                                                             APPENDIX A


                     REPORT FOR RISING DIVIDEND GROWTH FUND


             PORTFOLIO MANAGERS' REPORT- RISING DIVIDEND GROWTH FUND

The Rising Dividend Growth Fund (the "Fund") seeks long-term growth of capital and current income by investing in common stocks of domestic and foreign companies that have increased their dividend payments to shareholders for each of the past ten years or more. Regardless of industry, the Fund invests at least 80% of its assets in common stocks of dividend-paying domestic and foreign companies whose market capitalization is at least $500 million and that have increased their dividend payments to stockholders for each of the past ten years or more. The Advisor to the Fund is Dividend Growth Advisors, LLC. Thomas Cameron and Jere Estes are co-portfolio managers to the Fund.

PERFORMANCE

                          Average Annual Total Returns
                     (for the periods ended March 31, 2006)



                                                                                       Since Commencement
                                                                                       of Fund Operations
                                                     Six Months        One Year          (March 18, 2004)

Rising Dividend Growth
Fund - Class A*                                           7.53%          10.44%                8.83%

Rising Dividend Growth
Fund - Class A
   (after deduction of
 sales load and redemption
 fee)**                                                   0.36%           3.04%                5.72%

S&P 500 Index***                                          6.39%          11.73%               10.67%



                          Average Annual Total Returns
                     (for the periods ended March 31, 2006)


                                                                                          Since Commencement
                                                                                          of Fund Operations
                                                    Six Months                             (March 18, 2004)

Rising Dividend Growth
Fund - Class C*                                         7.38%                                  11.21%

Rising Dividend Growth
Fund - Class C
   (after deduction of
 redemption fee)**                                      6.30%                                  10.10%

S&P 500 Index***                                        6.39%                                  13.45%


THE PERFORMANCE QUOTED REPRESENTS PAST PERFORMANCE, WHICH DOES NOT GUARANTEE FUTURE RESULTS.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemptions of fund shares. Current performance of the Fund may be lower or higher than the performance quoted. The Fund's investment objectives, risks, charges and expenses must be considered carefully before investing. Performance data current to the most recent month end may be obtained by calling (888) 826-2520 or visiting www.dividendgrowthadvisors.com.

* Return figures reflect any change in price per share and assume the reinvestment of all distributions.

** In compliance with SEC guidelines, these returns reflect the deduction of maximum sales charges and other recurring fees. Class A Shares have a maximum up-front sales charge of 5.75% that you pay when you buy your shares. The front-end sales charge for the Class A Shares decreases with the amount you invest and is included in the offering price. The 1.00% redemption fee for Class C Shares applies only to redemptions within 12 months of acquisition. The fee is not applied to shares acquired through reinvestment of dividends or capital gains.

*** The S&P 500 Index is an unmanaged benchmark that assumes reinvestment of all distributions and excludes the effect of taxes and fees. The Index is a widely recognized unmanaged index representative of broader markets and ranges of securities than are found in the Fund's portfolio. Individuals cannot invest directly in the Index; however, an individual can invest in ETFs or other investment vehicles that attempt to track the performance of a benchmark index.


FUND HOLDINGS

Master Limited Partnerships ("MLPs") comprised about 18.6% of the Fund's portfolio as of March 31, 2006 and are used as bond substitutes to augment the Fund's income level. Because this sector is such a large part of the Fund's portfolio, the performance of the group has a material impact on the Fund's overall performance. In December 2005 the sector was depressed by concerns about rising interest rates and the issuance of additional units of the partnerships. In the first quarter 2006 the sector reversed much of the previous quarter's negative performance as earnings and distribution increases were above expectations. The MLP sector performance for the six month period was approximately -4%.

The Fund's other sector holding that was negative for the six month period was healthcare. The companies held by the Fund in this sector include four of the most respected names in the industry: Pfizer, Johnson & Johnson, Abbott Labs, and Medtronic. Holdings in this sector were hurt by investor concerns about patent expirations, lawsuits, and pricing. For the recent six month period ended March 31, 2006, the value of the Fund's healthcare holdings declined approximately 4%.

The sector providing the biggest lift to the Fund's performance was the industrials. Almost 22% of the Fund's portfolio is invested in this group and the average return was up a little less than 18%. The standout performers included Franklin Electric, up over 29%, Roper and Caterpillar, both up about 24%, and United Technologies and Pentair, up 12%.

Another sector where the Fund's performance was stronger than the S&P 500 was financial services. This sector has the largest concentration in the Fund and accounts for about 25% of the assets. The sector was up 7% for the Fund for the six month period. The strongest performance came from State Street, up 23% and Eaton Vance, up 10%.

There were several other companies that were standout performers. The largest gain for the Fund for the six month period was Archer Daniels Midland which was up 39%. Several other big moves were provided by Praxair, up 15% and Home Depot up 11%.

The Fund invests in companies that have increased their dividend every year for at least ten years at an average rate of at least 10%. The only exceptions are the MLPs which are used to augment the income level. Most of the MLPs increase their distributions on a regular basis, some each and every quarter. The dividend increase strategy means that there may be some industry sectors that have no attractive investment candidates. The Fund currently has no positions in technology, telecommunications, utilities or energy. Having no representation in these sectors will have an effect on performance comparisons depending on whether those sectors are in vogue or not. In this particular time period not having exposure to these sectors had a negative affect on performance.


[GRAPH]


The results shown for the funds include reinvested distributions, applicable sales charges, fund expenses and management fees, and are shown before taxes on fund distributions and sale of fund shares. There is no sales charge on dividends or capital gain distributions that are reinvested in additional shares. The market indexes are unmanaged, do not reflect sales charges, commissions or expenses, or the effects of taxes. You cannot invest directly into an index.. The performance quoted represents past performance, which does not guarantee future results. Investment returns and principal values will fluctuate so that your shares, when redeemed, may be worth more or less than their original purchase price. Current performance of the Fund may be lower or higher than the performance quoted. Performance data current to the most recent month end may be obtained by calling (888) 826-2520 or visiting www.dividendgrowthadvisors.com.

The Fund's investment objectives, risks, charges and expenses must be considered carefully before investing. The prospectus contains this and other important information about the investment company and may be obtained by calling (888) 826-2520. Please read it carefully before investing.



                                   APPENDIX B

                                     FORM OF

                     PLAN OF REORGANIZATION AND TERMINATION

         THIS PLAN OF REORGANIZATION AND TERMINATION ("Plan") is adopted by DIVIDEND GROWTH TRUST (formerly known as Eastern Point Advisors Funds Trust), a Delaware statutory trust ("Trust"), on behalf of Capital Appreciation Fund (formerly known as Eastern Point Advisors Twenty Fund) ("Target") and Rising Dividend Growth Fund ("Acquiring Fund"), each a segregated portfolio of assets ("series") thereof (each sometimes referred to herein as a "Fund"). All agreements, covenants, actions, and obligations of a Fund contained herein shall be deemed to be agreements, covenants, actions, and obligations of the Trust acting on its behalf, and all rights and benefits created hereunder in favor of a Fund shall inure to, and shall be enforceable by, the Trust acting on its behalf.

         The Trust is a statutory trust that is duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company; and each Fund is duly organized as a series thereof. The Trust sells voting shares of beneficial interest in the Funds ("shares") to the public.

         The Trust wishes to effect a reorganization described in section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended ("Code"), and intends this Plan to be, and adopts it as, a "plan of reorganization" (within the meaning of the regulations under section 368(a) of the Code ("Regulations")). The reorganization will consist of (1) the transfer of Target's assets to Acquiring Fund in exchange solely for shares in Acquiring Fund ("Acquiring Fund Shares") and Acquiring Fund's assumption of Target's liabilities, (2) the distribution of those shares pro rata to Target's shareholders in exchange for their shares in Target and in liquidation thereof, and (3) Target's termination (all the foregoing transactions being referred to herein collectively as the "Reorganization"), all on the terms and conditions set forth herein.

         The Trust's Trust Instrument ("Trust Instrument") permits it to vary its shareholders' investment therein. The Trust does not have a fixed pool of assets -- each series thereof (including each Fund) is a managed portfolio of securities, and its investment adviser has the authority to buy and sell securities for it.

         The Trust's Board of Trustees ("Board"), including a majority of its members who are not "interested persons" (as that term is defined in the 1940
Act) thereof, (1) has duly adopted and approved this Plan and the transactions contemplated hereby and (2) has determined that participation therein is in the best interests of each Fund and that the interests of the existing shareholders thereof will not be diluted as a result of the Reorganization.

         Target has two issued and outstanding classes of shares, designated as Class A shares and Class C shares ("Class A Target Shares" and "Class C Target Shares," respectively, and collectively "Target Shares"). Acquiring Fund also has two issued and outstanding classes of shares, also designated as Class A shares and Class C shares ("Class A Acquiring Fund Shares" and "Class C Acquiring Fund Shares," respectively, and collectively "Acquiring Fund Shares"). The Funds' identically designated classes of shares are substantially similar to each other.

1. PLAN OF REORGANIZATION AND TERMINATION

1.1 Subject to the requisite approval of Target's shareholders and the terms and conditions set forth herein, Target shall assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to Acquiring Fund. In exchange therefor, Acquiring Fund shall --

(a) issue and deliver to Target the number of full and fractional (rounded to the third decimal place) (1) Class A Acquiring Fund Shares determined by dividing Target's net value (computed as set forth in paragraph 2.1) ("Target Value") attributable to the Class A Target Shares by the net asset value ("NAV") of a Class A Acquiring Fund Share (computed as set forth in paragraph 2.2), and (2) Class C Acquiring Fund Shares determined by dividing the Target Value attributable to the Class C Target Shares by the NAV of a Class C Acquiring Fund Share (as so computed); and

(b)      assume all of Target's liabilities described in paragraph 1.3
         ("Liabilities").

Such transactions shall take place at the Closing (as defined in paragraph 3.1).

1.2 The Assets shall consist of all assets and property -- including all cash, cash equivalents, securities, commodities, futures interests, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, and deferred and prepaid expenses shown as assets on Target's books -- Target owns at the Valuation Time (as defined in paragraph 2.1).

1.3 The Liabilities shall consist of all of Target's liabilities, debts, obligations, and duties of whatever kind or nature existing at the Valuation Time, whether absolute, accrued, contingent, or otherwise, known or unknown, whether or not arising in the ordinary course of business, and whether or not specifically referred to in this Plan. Notwithstanding the foregoing, Target will endeavor to discharge all its known Liabilities before the Effective Time (as defined in paragraph 3.1).

1.4 At or immediately before the Effective Time, Target shall declare and pay to its shareholders one or more dividends and/or other distributions in an amount large enough so that it will have distributed substantially all (and in any event not less than 98%) of its (a) "investment company taxable income" (within the meaning of section 852(b)(2) of the Code), computed without regard to any deduction for dividends paid, and (b) "net capital gain" (as defined in section 1222(11) of the Code), after reduction by any capital loss carryforward, for the current taxable year through the Effective Time.

1.5 At the Effective Time (or as soon thereafter as is reasonably practicable), Target shall distribute the Acquiring Fund Shares it receives pursuant to paragraph 1.1(a) to its shareholders of record determined at the Effective Time (each, a "Shareholder"), in proportion to their Target Shares then held of record and in constructive exchange therefor, and will completely liquidate. That distribution shall be accomplished by the Trust's transfer agent ("Transfer Agent") opening accounts on the Transfer Agent's books in the Shareholders' names and transferring those Acquiring Fund Shares thereto. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares due that Shareholder, by class (i.e., the account for each Shareholder that holds Class A Target Shares shall be credited with the respective pro rata number of Class A Acquiring Fund Shares due that Shareholder, and the account for each Shareholder that holds Class C Target Shares shall be credited with the respective pro rata number of Class C Acquiring Fund Shares due that Shareholder). The aggregate NAV of Acquiring Fund Shares to be so credited to each Shareholder's account shall equal the aggregate NAV of the Target Shares such Shareholder owned at the Effective Time. All issued and outstanding Target Shares, including any represented by certificates, shall simultaneously be canceled on the Transfer Agent's books. Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares issued in connection with the Reorganization.

1.6 As soon as reasonably practicable after distribution of the Acquiring Fund Shares pursuant to paragraph 1.5, but in all events within six months after the Effective Time, Target shall be terminated as a series of the Trust and any further actions shall be taken in connection therewith as required by applicable law.

1.7 Any reporting responsibility of Target to a public authority, including the responsibility for filing regulatory reports, tax returns, and other documents with the Securities and Exchange Commission ("Commission"), any state securities commission, any federal, state, and local tax authorities, and any other relevant regulatory authority, is and shall remain its responsibility up to and including the date on which it is terminated.

1.8 Any transfer taxes payable on issuance of Acquiring Fund Shares in a name other than that of the registered holder on the Transfer Agent's books of the Target Shares actually or constructively exchanged therefor shall be paid by the person to whom those Acquiring Fund Shares are to be issued, as a condition of that transfer.

2.       VALUATION

2.1 For purposes of paragraph 1.1(a), Target's net value shall be (a) the value of the Assets computed immediately after the close of regular trading on the New York Stock Exchange, and the declaration of any dividends and/or other distributions, on the date of the Closing ("Valuation Time"), using the valuation procedures set forth in the Trust's then-current prospectus and statement of additional information and valuation procedures established by the Board, less (b) the amount of the Liabilities at the Valuation Time.

2.2 For purposes of paragraph 1.1(a), the NAV per Acquiring Fund Share shall be computed at the Valuation Time, using such valuation procedures.

2.3 All computations pursuant to paragraphs 2.1 and 2.2 shall be made by Unified Fund Services, Inc.("Unified"), and shall be subject to confirmation by Briggs, Bunting & Dougherty, LLP, the Trust's independent registered public accounting firm ("Briggs").

3. CLOSING AND EFFECTIVE TIME

3.1 Unless the Trust determines otherwise, all acts necessary to consummate the Reorganization (i.e., the Closing) shall be deemed to take place simultaneously as of immediately after the close of business (4:00 p.m., Eastern Time) on September __, 2006 ("Effective Time"). The Closing shall be held at the Trust's offices or at such other place as the Trust determines. If at the Valuation Time
(a) the New York Stock Exchange or another primary trading market for portfolio securities of either Fund (each, an "Exchange") is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on an Exchange or elsewhere is disrupted so that, in the Board's judgment, accurate appraisal of the value of either Fund's net assets is impracticable, the Effective Time shall be postponed until the first business day after the day when such trading has been fully resumed and such reporting has been restored.

3.2 The Trust shall direct Unified to deliver at the Closing a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by Target to Acquiring Fund, as reflected on Acquiring Fund's books immediately after the Closing, does or will conform to such information on Target's books immediately before the Closing. The Trust shall direct the Transfer Agent to deliver at the Closing a certificate of an authorized officer as to the opening of accounts in the Shareholders' names on the Transfer Agent's books and a confirmation, or other evidence satisfactory to the Trust, that the Acquiring Fund Shares to be credited to Target at the Effective Time have been credited to Target's account on those books.

3.3 The Trust shall direct Huntington National Bank, the custodian of its assets, (a) to deliver at the Closing a certificate of an authorized officer stating that (1) the Assets it holds will be transferred to Acquiring Fund at the Effective Time and (2) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made, (b) to transfer and deliver at the Effective Time, for Acquiring Fund's account, each of Target's portfolio securities represented by a certificate or other written instrument duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof, (c) to transfer at the Effective Time by book entry, in accordance with the customary practices of such custodian and any "securities depository" (as defined in Rule 17f-4 under the 1940 Act) in which any Assets are deposited, the Assets that are deposited with such depositories, and (d) to transfer cash held by Target by wire transfer of federal funds at the Effective Time.

4. CONDITIONS PRECEDENT

4.1 The Trust's obligation to implement this Plan on Acquiring Fund's behalf shall be subject to satisfaction of the following conditions at or before (and continuing through) the Effective Time:

(a) At the Effective Time, the Trust, on Target's behalf, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets hereunder free of any liens or other encumbrances (except securities that are subject to "securities loans" (as referred to in section 851(b)(2) of the Code)), and on delivery and payment for the Assets, the Trust, on Acquiring Fund's behalf, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including restrictions that might arise under the Securities Act of 1933, as amended ("1933 Act");

(b) Target is not in material violation of, and the adoption of this Plan and consummation of the Reorganization will not conflict with or materially violate, Delaware law, the Trust Instrument or the Trust's By-Laws (collectively, "Governing Documents"), or any agreement, indenture, instrument, contract, lease, or other undertaking to which the Trust, on Target's behalf, is a party or by which it is bound, nor will such adoption and consummation result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment, or decree to which the Trust, on Target's behalf, is a party or by which it is bound;

(c) All material contracts and other commitments of or applicable to Target (other than this Plan and certain investment contracts, including options, futures, and forward contracts) will terminate, or provision for discharge of any liabilities of Target thereunder will be made, at or before the Effective Time, without either Fund's incurring any liability or penalty with respect thereto and without diminishing or releasing any rights Target may have had with respect to actions taken or omitted or to be taken by any other party thereto before the Closing;

(d) No litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or, to the Trust's knowledge, threatened against the Trust with respect to Target or any of its properties or assets that, if adversely determined, would materially and adversely affect Target's financial condition or the conduct of its business; and the Trust, on Target's behalf, knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Target's business or its ability to consummate the transactions herein contemplated;

(e) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of Target at September 30, 2005, have been audited by Briggs and are in accordance with generally accepted accounting principles ("GAAP") consistently applied; and such statements present fairly, in all material respects, Target's financial condition at such date in accordance with GAAP, and there are no known contingent liabilities of Target required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP at such date not disclosed therein;

(f) Since September 30, 2005, there has not been any material adverse change in Target's financial condition, assets, liabilities, or business, other than changes occurring in the ordinary course of business, or any incurrence by Target of indebtedness maturing more than one year from the date such indebtedness was incurred; for purposes of this subparagraph, a decline in NAV per Target Share due to declines in market values of securities Target holds, the discharge of Target liabilities, or the redemption of Target Shares by shareholders of Target shall not constitute a material adverse change;

(g) At the Effective Time, all federal and other tax returns, dividend reporting forms, and other tax-related reports of Target required by law to have been filed by such time (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on such returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Trust's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(h) Target is a "fund" (as defined in section 851(g)(2) of the Code); for each taxable year of its operation (including the taxable year ending at the Effective Time), Target has met (or will meet) the requirements of Subchapter M of Chapter 1 of the Code ("Subchapter M") for qualification as a regulated investment company ("RIC") and has been (or will be) eligible to and has computed (or will compute) its federal income tax under section 852 of the Code; and Target has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

(i) Target is in the same line of business as Acquiring Fund is in, for purposes of section 1.368-1(d)(2) of the Regulations, and did not enter into such line of business as part of the plan of reorganization; from the time the Board approved the transactions contemplated by this Plan ("Approval Time") through the Effective Time, Target has invested and will invest its assets in a manner that ensures its compliance with paragraph 4.1(h); from the time it commenced operations through the Effective Time, Target has conducted and will conduct its "historic business" (within the meaning of such section) in a substantially unchanged manner; from the Approval Time through the Effective Time, Target (1) has not disposed of and/or acquired, and will not dispose of and/or acquire, any assets (i) for the purpose of satisfying Acquiring Fund's investment objective or policies or (ii) for any other reason except in the ordinary course of its business as a RIC or (2) has not otherwise changed, and will not otherwise change, its historic investment policies; and the Trust believes, based on its review of each Fund's investment portfolio, that most of Target's assets are consistent with Acquiring Fund's investment objective and policies and thus can be transferred to and held by Acquiring Fund;

(j) At the Effective Time, at least 33-1/3% of Target's portfolio assets will meet Acquiring Fund's investment objective, strategies, policies, risks, and restrictions, and Target did not and will not alter its portfolio in connection with the Reorganization to meet such 33-1/3% threshold;

(k) All issued and outstanding Target Shares are, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable by the Trust and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; all issued and outstanding Target Shares will, at the Effective Time, be held by the persons and in the amounts set forth on the Transfer Agent's books, as provided in paragraph 3.2; and Target does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Target Shares, nor are there outstanding any securities convertible into any Target Shares;

(l)  Target incurred the Liabilities in the ordinary course of its business;

(m) Target is not under the jurisdiction of a court in a "title 11 or similar case" (as defined in section 368(a)(3)(A) of the Code);

(n) During the five-year period ending at the Effective Time, (1) neither Target nor any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to it will have acquired Target Shares, either directly or through any transaction, agreement, or arrangement with any other person, with consideration other than Acquiring Fund Shares or Target Shares, except for shares redeemed in the ordinary course of Target's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act, and (2) no distributions will have been made with respect to Target Shares, other than normal, regular dividend distributions made pursuant to Target's historic dividend-paying practice and other distributions that qualify for the deduction for dividends paid (within the meaning of section 561 of the Code) referred to in sections 852(a)(1) and 4982(c)(1)(A) of the Code; and

(o) Not more than 25% of the value of Target's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers.

4.2 The Trust's obligation to implement this Plan on Target's behalf shall be subject to satisfaction of the following conditions at or before (and continuing through) the Effective Time:

(a) No consideration other than Acquiring Fund Shares (and Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

(b) Acquiring Fund is not engaged currently, and the execution, delivery, and performance of this Plan will not result, in (1) a material violation of the Governing Documents or of any agreement, indenture, instrument, contract, lease, or other undertaking to which the Trust, on Acquiring Fund's behalf, is a party or by which it is bound, or (2) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment, or decree to which the Trust, on Acquiring Fund's behalf, is a party or by which it is bound;

(c) No litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Trust with respect to Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business; and the Trust, on Acquiring Fund's behalf, knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(d) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of Acquiring Fund at September 30, 2005, have been audited by Briggs and are in accordance with GAAP consistently applied; and such statements present fairly, in all material respects, Acquiring Fund's financial condition at such date in accordance with GAAP, and there are no known contingent liabilities of Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP at such date not disclosed therein;

(e) Since September 30, 2005, there has not been any material adverse change in Acquiring Fund's financial condition, assets, liabilities, or business, other than changes occurring in the ordinary course of business, or any incurrence by Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred; for purposes of this subparagraph, a decline in NAV per Acquiring Fund Share due to declines in market values of securities Acquiring Fund holds, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund Shares by shareholders of Acquiring Fund shall not constitute a material adverse change;

(f) At the Effective Time, all federal and other tax returns, dividend reporting forms, and other tax-related reports of Acquiring Fund required by law to have been filed by such time (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on such returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Trust's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(g) All issued and outstanding Acquiring Fund Shares are, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable by the Trust and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; and Acquiring Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Acquiring Fund Shares, nor are there outstanding any securities convertible into any Acquiring Fund Shares;

(h) Acquiring Fund is a "fund" (as defined in section 851(g)(2) of the Code); for each taxable year of its operation (including the taxable year that includes the Effective Time), Acquiring Fund has met (or will meet) the requirements of Subchapter M for qualification as a RIC and has been (or will be) eligible to and has computed (or will compute) its federal income tax under section 852 of the Code; Acquiring Fund intends to continue to meet all such requirements for the next taxable year; and Acquiring Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

(i) Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does Acquiring Fund, or any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to it, have any plan or intention to acquire -- during the five-year period beginning at the Effective Time, either directly or through any transaction, agreement, or arrangement with any other person -- with consideration other than Acquiring Fund Shares, any Acquiring Fund Shares issued to the Shareholders pursuant to the Reorganization, except for redemptions in the ordinary course of such business as required by section 22(e) of the 1940 Act;

(j) Following the Reorganization, Acquiring Fund (1) will continue Target's "historic business" (within the meaning of section 1.368-1(d)(2) of the Regulations) and (2) will use a significant portion of Target's "historic business assets" (within the meaning of section 1.368-1(d)(3) of the Regulations) in a business; moreover, Acquiring Fund (3) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC, and (4) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status;

(k) Acquiring Fund is in the same line of business as Target was in preceding the Reorganization, for purposes of section 1.368-1(d)(2) of the Regulations, and did not enter into such line of business as part of the plan of reorganization; following the Reorganization, Acquiring Fund will continue, and has no intention to change, such line of business; and at the Effective Time, (1) at least 33-1/3% of Target's portfolio assets will meet Acquiring Fund's investment objective, strategies, policies, risks, and restrictions and (2) Acquiring Fund has no plan or intention to change its investment objective or any of its investment strategies, policies, risks, or restrictions after the Reorganization;

(l) There is no plan or intention for Acquiring Fund to be dissolved or merged into another statutory or business trust or a corporation or any "fund" thereof (as defined in section 851(g)(2) of the Code) following the Reorganization;

(m) Acquiring Fund does not directly or indirectly own, nor at the Effective Time will it directly or indirectly own, nor has it directly or indirectly owned at any time during the past five years, any Target Shares;

(n) During the five-year period ending at the Effective Time, neither Acquiring Fund nor any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to it will have acquired Target Shares with consideration other than Acquiring Fund Shares;

(o) Assuming satisfaction of the condition in paragraph 4.1(o), immediately after the Reorganization (1) not more than 25% of the value of Acquiring Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (2) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers; and

(p) The Acquiring Fund Shares to be issued and delivered to Target hereunder for the benefit of the Shareholders will have been duly authorized and duly registered under the federal securities laws (and appropriate notices respecting them will have been duly filed under applicable state securities laws) at the Effective Time and, when so issued and delivered, will be duly and validly issued and outstanding Acquiring Fund Shares, fully paid and non-assessable by the Trust.

4.3 The Trust's obligation to implement this Plan on each Fund's behalf shall be subject to satisfaction of the following conditions at or before (and continuing through) the Effective Time:

(a) No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the 1940 Act, or state securities laws for the Trust's adoption and performance of this Plan, except for (1) the filing with the Commission of a registration statement on Form N-14 relating to the Acquiring Fund Shares issuable hereunder, and any supplement or amendment thereto, including therein a prospectus and proxy statement ("Registration Statement"), and (b) consents, approvals, authorizations, and filings that have been made or received or may be required subsequent to the Effective Time;

(b) The fair market value of the Acquiring Fund Shares each Shareholder receives will be approximately equal to the fair market value of its Target Shares it actually or constructively surrenders in exchange therefor;

(c) Its management (1) is unaware of any plan or intention of the Shareholders to redeem, sell, or otherwise dispose of (i) any portion of their Target Shares before the Reorganization to any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to either Fund or (ii) any portion of the Acquiring Fund Shares they receive in the Reorganization to any person "related" (within such meaning) to Acquiring Fund, (2) does not anticipate dispositions of those Acquiring Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Target as a series of an open-end investment company, (3) expects that the percentage of shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis, and (4) does not anticipate that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization;

(d) To the best of its management's knowledge, at the record date for Target's shareholders entitled to vote on approval of this Plan, there was no plan or intention by its shareholders to redeem, sell, exchange, or otherwise dispose of, in connection with the Reorganization, a number of Target Shares (or Acquiring Fund Shares to be received in the Reorganization) that would reduce their ownership of the Target Shares (or the equivalent Acquiring Fund Shares) to a number of shares that was less than 50% of the number of the Target Shares at such record date;

(e) The Shareholders will pay their own expenses (such as fees of personal investment or tax advisers for advice concerning the Reorganization), if any, incurred in connection with the Reorganization;

(f) The fair market value of the Assets on a going concern basis will equal or exceed the Liabilities to be assumed by Acquiring Fund and those to which the Assets are subject;

(g) There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

(h) Pursuant to the Reorganization, Target will transfer to Acquiring Fund, and Acquiring Fund will acquire, at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, Target held immediately before the Reorganization; for the purposes of the foregoing, any amounts Target uses to make redemptions and distributions immediately before the Reorganization (except (1) redemptions in the ordinary course of its business required by section 22(e) of the 1940 Act and (2) regular, normal dividend distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under section 4982 of the Code) will be included as assets it held immediately before the Reorganization;

(i) None of the compensation received by any Shareholder who or that is an employee of or service provider to Target will be separate consideration for, or allocable to, any of the Target Shares that Shareholder held; none of the Acquiring Fund Shares any such Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the compensation paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

(j) Immediately after the Reorganization, the Shareholders will not own shares constituting "control" (as defined in section 304(c) of the Code) of Acquiring Fund;

(k) Neither Fund will be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) ("Reorganization Expenses");

(l) The aggregate value of the acquisitions, redemptions, and distributions limited by paragraphs 4.1(n), 4.2(j), and 4.2(n) will not exceed 50% of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary interest in Target at the Effective Time;

(m) All necessary filings shall have been made with the Commission and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the Trust to carry out the transactions contemplated hereby; the Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and, to the Trust's best knowledge, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened, or contemplated under the 1933 Act; the Commission shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act; and all consents, orders, and permits of federal, state, and local regulatory authorities (including the Commission and state securities authorities) the Trust deems necessary to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on either Fund's assets or properties;

(n) At the Effective Time, no action, suit, or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the transactions contemplated hereby;

(o) The Trust shall have received an opinion of Blazzard & Hasenauer, P.C. ("Counsel") substantially to the effect that:

(1) Each Fund is a duly established series of the Trust, a trust that is duly organized and validly existing as a statutory trust under the laws of the State of Delaware;

(2) This Plan has been duly authorized and adopted by the Trust on behalf of each Fund;

(3) The Acquiring Fund Shares to be issued and distributed to the Shareholders under this Plan have been duly authorized and, on their issuance and delivery in accordance with this Plan, will be validly issued, fully paid, and non-assessable;

(4) The adoption of this Plan did not, and the consummation of the transactions contemplated hereby will not, materially violate any provision of the Governing Documents or, to Counsel's knowledge, violate any obligation of the Trust under the express terms of any court order that names the Trust and is specifically directed to it or its property, except as set forth in such opinion;

(5) To Counsel's knowledge (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Trust, on either Fund's behalf, of the transactions contemplated herein, except any that have been obtained and are in effect and exclusive of any required under state securities laws;

(6) The Trust is registered with the Commission as an investment company, and to Counsel's knowledge no order has been issued or proceeding instituted to suspend such registration; and

(7) To Counsel's knowledge (without any independent inquiry or investigation), at the date of the opinion there is no action or proceeding pending before any court or governmental agency, or overtly threatened in writing, against the Trust (with respect to either Fund) or any of its properties or assets attributable or allocable to either Fund that seeks to enjoin the performance or affect the enforceability of this Plan, except as set forth in such opinion.

         In rendering such opinion, Counsel need not undertake any independent investigation, examination, or inquiry to determine the existence or absence of any facts, need not cause a search to be made of court records or liens in any jurisdiction with respect to the Trust or either Fund, and may (1) rely, as to matters governed by the laws of the State of Delaware, on an opinion of competent Delaware counsel, (2) make assumptions that the execution, delivery, and performance of any agreement, instrument, or document by any person or entity other than the Trust has been duly authorized, (3) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof and other assumptions customary for opinions of this type, (4) limit such opinion to applicable federal and state law, (5) define the word "knowledge" and related terms to mean the actual knowledge of attorneys then with Counsel who have devoted substantive attention to matters directly related to this Plan and the Reorganization and not to include matters as to which such attorneys could be deemed to have constructive knowledge, and (6) rely as to matters of fact on certificates of public officials and statements contained in officers' certificates; and

(p) The Trust shall have received an opinion of Kirkpatrick & Lockhart Nicholson Graham LLP ("Tax Counsel") as to the federal income tax consequences mentioned below ("Tax Opinion"). In rendering the Tax Opinion, Tax Counsel may assume satisfaction of all the conditions set forth in this paragraph 4, may treat them as representations and warranties the Trust made to Tax Counsel, and may rely as to factual matters, exclusively and without independent verification, on such representations and warranties and on representations and warranties made in separate letters addressed to Tax Counsel. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Plan, for federal income tax purposes:

(1) Acquiring Fund's acquisition of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities, followed by Target's distribution of those shares pro rata to the Shareholders actually or constructively in exchange for their Target Shares, will qualify as a "reorganization" (as defined in section 368(a)(1)(C) of the Code), and each Fund will be "a party to a reorganization" (within the meaning of section 368(b) of the Code);

(2) Target will recognize no gain or loss on the transfer of the Assets to Acquiring Fund in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders in exchange for their Target Shares;

(3) Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities;

(4) Acquiring Fund's basis in each Asset will be the same as Target's basis therein immediately before the Reorganization, and Acquiring Fund's holding period for each Asset will include Target's holding period therefor (except where Acquiring Fund's investment activities have the effect of reducing or eliminating an Asset's holding period);

(5) A Shareholder will recognize no gain or loss on the exchange of all its Target Shares solely for Acquiring Fund Shares pursuant to the Reorganization; and

(6) A Shareholder's aggregate basis in the Acquiring Fund Shares it receives in the Reorganization will be the same as the aggregate basis in its Target Shares it actually or constructively surrenders in exchange for those Acquiring Fund Shares, and its holding period for those Acquiring Fund Shares will include, in each instance, its holding period for those Target Shares, provided the Shareholder holds them as capital assets at the Effective Time.

         Notwithstanding subparagraphs (2) and (4), the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

5.       EXPENSES

         Subject to satisfaction of the condition contained in paragraph 4.3(k), the Reorganization Expenses shall be borne by Dividend Growth Advisors, LLC (the investment adviser to each Fund) pursuant to a separate agreement between it and the Trust. The Reorganization Expenses include costs associated with obtaining any necessary order of exemption from the 1940 Act, preparation of the Registration Statement, printing and distributing Acquiring Fund's prospectus, legal fees, accounting fees, and securities registration fees. Notwithstanding the foregoing, expenses shall be paid by the party directly incurring them if and to the extent that the payment thereof by another person would result in such party's disqualification as a RIC or would prevent the Reorganization from qualifying as a tax-free reorganization.

6.       TERMINATION

         The Board may terminate this Plan and abandon the transactions contemplated hereby, at any time before the Effective Time, if circumstances develop that, in its opinion, make proceeding with the Reorganization inadvisable for either Fund.

7.       AMENDMENTS

         The Board may amend, modify, or supplement this Plan at any time in any manner, notwithstanding Target's shareholders' approval thereof; provided that, following such approval no such amendment, modification, or supplement shall have a material adverse effect on the Shareholders' interests.

8.       MISCELLANEOUS

8.1 This Plan shall be construed and interpreted in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

8.2 Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, trust, or corporation other than the Funds and their respective successors and assigns any rights or remedies under or by reason of this Plan.

8.3 Notice is hereby given that this instrument is adopted on behalf of the Trust's Trustees solely in their capacities as trustees, and not individually, and that the Trust's obligations under this instrument are not binding on or enforceable against any of its Trustees, officers, or shareholders but are only binding on and enforceable against the respective Funds' property. The Trust, in asserting any rights or claims under this Plan on either Fund's behalf, shall look only to the other Fund's property in settlement of such rights or claims and not to such Trustees, officers, or shareholders.

8.4 Any term or provision of this Plan that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions hereof or affecting the validity or enforceability of any of the terms and provisions hereof in any other jurisdiction.



                                   APPENDIX C

               ADDITIONAL INFORMATION ABOUT THE PURCHASE, SALE OR
               EXCHANGE OF RISING DIVIDEND GROWTH FUND SHARES AND
                        OTHER INFORMATION ABOUT THE FUND


Investing in the Rising Dividend Growth Fund

The Fund offers two classes of shares. Each class of shares has a different combination of sales charges, fees and other features. You should consult your financial advisor to determine which class best suits your investment goals and time frame.

Choosing A Share Class

Class A Shares

Class A Shares have a maximum up-front sales charge of 5.75% that you pay when you buy your shares. The front-end sales charge for the Class A Shares decreases with the amount you invest and is included in the offering price.


                                    Sales charge as %       Sales charge as %
Amount invested                   of offering price      of net amount invested
----------------                 --------------------         in the Fund
                                                         -----------------------

less than $50,000                     5.75%                    6.10%

$50,000 but less than $100,000        4.75%                    4.99%

$100,000 but less than $500,000       3.75%                    3.90%



$500,000 but less than $1,000,000     2.75%                    2.83%

$1,000,000 or more                    0.00%                    N/A


Although purchases of $1,000,000 or more will not be subject to an up-front sales charge, a 1.00% contingent deferred sales charge will be assessed when such shares are sold within twelve months of their acquisition.

Under certain circumstances, the sales charge for Class A shares may be waived. Please see below.

Class A shares are subject to an annual 12b-1 fee of 0.40%, of which 0.25% are annual distribution fees and 0.15% are annual service fees paid to the Distributor, dealers or others for providing personal services and maintaining shareholder accounts.

Ways to Reduce Sales Charges

Investors can reduce or eliminate sales charges on Class A shares under certain conditions:

Combined Purchases

Purchases made at the same time by an individual, his or her spouse and any children under the age of 21 are added together to determine the sales charge rate.

Employees and Clients of Certain Entities
Shares may be sold without a sales charge to officers, directors, trustees and employees of the Advisor, and/or any of their affiliated companies and immediate family members of any of these people. Shares may also be sold without a sales charge to individuals with an investment account or relationship with the Advisor.

Letter of Intent

This non-binding agreement allows you to purchase Class A shares over a period of 13 months with the sales charge that would have applied if you had purchased them all at once.

Combination Privilege

You can use the combined total value of Class A shares of the Fund you own for the purpose of calculating the sales charge.

Please Note:

You must advise your dealer, the transfer agent or the Fund if you qualify for a reduction and/or waiver of sales charges.

Class C Shares

Class C Shares have no up-front sales charge, so that the full amount of your purchase is invested in the Fund.

- Class C Shares are subject to an annual 12b-1 fee of 1.00%, of which 0.75% are annual distribution fees and 0.25% are service fees paid to the Distributor, dealers or others for providing personal services and maintaining shareholder accounts.

- Because of the higher 12b-1 fees, Class C Shares have higher expenses and pay lower dividends than Class A Shares.

The Fund has adopted a Class A Shares 12b-1 plan and a Class C Shares 12b-1 plan that allow the Fund to pay distribution fees for the sale and distribution of its shares. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Buying Shares

You can purchase shares of the Fund through broker-dealers or directly through the Advisor. You may buy shares of the Fund with an initial investment of $5,000 (or $1,000 for individual retirement accounts ("IRAs")) or more. Additional investments may be made for as little as $250. The Fund has the right to waive the minimum investment requirements for employees of the Advisor and its affiliates. The Fund also has the right to reject any purchase order.

Purchase Price/Determination of NAV

The price of the Fund's shares is based on the net asset value (the "NAV") plus any applicable front-end sales charge for Class A shares (the "Offering Price"). The Fund calculates the NAV by adding the total market value of the investments and other assets, subtracting any liabilities and then dividing that figure by the total number of shares outstanding (assets - liabilities/number of shares outstanding = NAV).

The Fund's investments are valued based on market value. However, in certain cases, events that occur after certain markets have closed may render these prices unreliable. When the Fund believes a reported market price for a security does not reflect the amount the Fund would receive on a current sale of that security, the Fund may substitute for the market price a fair-value estimate made according to methods approved by its Trustees. The Fund may also use these methods to value certain types of illiquid securities. Fair value pricing generally will be used if the exchange on which a portfolio security is traded closes early or if trading in a particular security was halted during the day and did not resume prior to the Fund's net asset value calculation. The effect of using fair value pricing is that the Fund's net asset value will be subject to the judgment of the Advisor, operating under procedures approved by the Board of Trustees of the Trust, instead of being determined by market prices. Using fair value to price securities may result in a value that is different from a security's most recent closing price and from the prices used by other mutual funds to calculate their net asset values. The Fund's NAV is calculated at the close of regular trading of the New York Stock Exchange (the "NYSE"), which is normally 4 p.m. Eastern Time. If the Fund holds securities listed primarily on a foreign exchange that trades on days when the Fund is not open for business, the value of your shares may change on days that you cannot buy or sell shares.

If you pay a sales charge, your price will be the Fund's offering price. When you buy shares at the offering price, the Fund deducts the appropriate sales charge and invests the rest in the Fund. If you qualify for a sales charge waiver, your price will be the Fund's NAV.


To Buy Shares



                      Initial Investment                             Subsequent Investments
----------------------------------------------------------  --------------------------------------------------------------
By Mail
o                                                                Complete and
                                                                 sign the
                                                                 account
                                                                 application. o
                                                                 Make your check
                                                                 payable to the
                                                                 Rising Dividend
                                                                 Growth Fund.
o Make your check payable to the Rising Dividend
  Growth Fund
                                                               o Fill out an investment slip from an account statement,
o Mail the application and your check to:                        include your name and account number.

                                                                        Mail to:
  Dividend Growth Trust                                         Dividend Growth Trust
  P.O. Box 6110                                                 P.O. Box 6110
  Indianapolis, IN 46206                                        Indianapolis, IN 46206

o Minimum initial investment is $5,000 for non-qualified      o Minimum subsequent investment for all accounts is $250.
  accounts; $1,000 minimum for IRAs.

By Wire
o Call the transfer agent at (888) 826-2520 to                o Call the transfer agent at (888) 826-2520 to arrange for a
  arrange for a wire purchase. For same day purchase,           wire purchase. For same day purchase, the wire must be
  the wire must be received by 4:00 p.m. Eastern Time.          received by 4:00 p.m. Eastern Time.


o Wire federal funds to:                                      o Wire federal funds to:
  Huntington Bank                                               Huntington Bank
  ABA # 044000024                                               ABA # 044000024
  Account #01892281162                                          Account #01892281162
  For Further Credit                                            For Further Credit
  (Your Name, Fund, Account #)                                  (Your Name, Fund, Account #)
  FBO:                                                          FBO:
  (Insert your name and account number.)                        (Insert your name and account number.)

o Mail completed account application to the address above. o Note: Your bank may charge a wire fee.

o Note: Your bank may charge a wire fee.

By Automatic Investment Plan
                                                              o Call (888)
826-2520 to request the form.
o You must open a regular Fund account with $5,000
  minimum prior to participating in this plan.                o Complete and return the form and any other required
                                                                      materials.


Brokers, 401(k) plans, financial advisors or financial supermarkets may charge additional transaction fees, which would not be charged if shares were purchased directly from the Fund.

The Fund may accept telephone orders unless you decline telephone privileges on your account application. You may be responsible for any fraudulent telephone orders as long as the Fund takes reasonable measures to verify the orders.

Important Information About Procedures For Opening a New Account

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. This means that, when you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask for identifying documents, and may take additional steps to verify your identity. We may not be able to open an account or complete a transaction for you until we are able to verify your identity.

Retirement Accounts

Shares of the Fund are available for purchase through IRAs and other retirement plans. These tax-deferred plans allow you to shelter your net investment income and net capital gains from current income taxes. Accounts established under such plans must have all dividends reinvested in the Fund. You should consult your tax advisor before purchasing shares for a retirement plan. For more information about these plans or for an IRA application, please call (888) 826-2520.

Selling Your Shares

You may sell or "redeem" your shares on any day the NYSE is open, either directly through the Advisor or through your broker-dealer. The price you receive will be the NAV next calculated after the Fund's transfer agent receives your redemption request in proper order (less redemption fees and contingent deferred sales charges, if applicable).

Selling Recently Purchased Shares

The Fund will redeem shares that were recently purchased by check, but may delay mailing the proceeds for up to eight business days to allow the purchase check to clear. If the purchase check has cleared, the eight business day period will not apply.


Signature Guarantees

A signature guarantee protects you against fraud by guaranteeing your signature is authentic. A guarantee is required on all redemption requests over $10,000 or when the redemption proceeds are to be sent to someone other than the owner of record or to an address or bank account other than those of record. Most banks or financial institutions can provide you with a signature guarantee, but a notary public can not.

When the Fund requires a signature guarantee, a New Technology medallion signature guarantee must be provided. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker, dealer, clearing agency, savings association or other financial institution which is participating in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) and New York Stock Exchange, Inc., Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in one of these programs will not be accepted.

To Sell Shares:


By Mail
o Submit a written request for redemption with:            o Mail your request to:
  o The Fund's name;                                         Dividend Growth Trust
  o Your Fund account number;                                P.O. Box 6110
  o The dollar amount or number of shares or percentage of   Indianapolis, IN 46206
    the account to be redeemed; and                        o A check will be mailed to the name and
                                                             address in which the account
                                                             is registered.

o Signatures of all persons required to sign for transactions, exactly as the shares are registered.

By Wire
o This option must be elected either in the initial        o Wire redemption requests must be received before 10:00 a.m.
  application or subsequently in writing with a signature    Eastern Time for money to be wired the same business day.
  guarantee.                                               o There is a $15.00 charge for redemptions under $10,000 made
o Call the transfer agent at (888) 826-2520 with your        by wire.
  request.

By Telephone
o The Fund may accept telephone redemptions unless you o The Fund will use reasonable procedures to decline telephone privileges on your confirm that the request is genuine. account application.

o Call the transfer agent at (888) 826-2520 with your      o Written confirmation will be provided.
  request.
By Systematic Withdrawal Plan
o Complete the appropriate section on the Account
  Application or call (888) 826-2520 to request a form     o Withdrawals can be monthly, quarterly, semi-annually or annually.
  to add the plan.                                           The minimum amount is $100. Redemption fees will not be charged
o To participate, you must own or purchase shares with       under this plan.
  a value of at least $10,000.

Please note that if you use a broker-dealer or financial institution to assist you in any of these transactions, they may charge a fee for this service that would not be charged by the Fund.

Under certain circumstances, the Fund may effect redemptions in-kind as described in more detail in the SAI.

Additional Information on Buying and Selling Fund Shares

General Policies

The Fund reserves the right to:

o    Change the minimum investment amounts;

o Cancel any purchase order and impose a $20 returned check fee if the purchase check does not clear; and

o Reject checks drawn on banks outside the United States or endorsed over by a third party. All investments must be made in U.S. dollars.

Market Timing Policies and Procedures

Some investors try to profit from a strategy of frequent purchases and redemptions of Fund shares commonly known as market timing. Such activity can be harmful to Fund shareholders. The risks of frequent purchases and redemptions of Fund shares include:

         o Dilution in the value of Fund shares held by long-term investors

         o  Interference with efficient management of the Fund's portfolio

         o  Increased brokerage and administrative costs

         o To the extent the Fund invests in foreign securities, the risk that the Fund is more susceptible to arbitrage opportunities resulting from pricing variations due to time zone differences across international financial markets.

The Board of Trustees of the Trust has adopted a policy designed to discourage frequent purchases and redemptions by shareholders. In furtherance of this policy, the Board of Trustees has adopted the following procedures:

         o The Fund limits a shareholder's purchases or exchanges for sixty (60) calendar days after the shareholder has redeemed or exchanged out of the Fund.

         o Transactions involving more than $1 million or ten percent (10%) of total Fund assets will be reviewed prior to execution to determine whether the activity will be harmful to other shareholders in the Fund.

If it is determined that a shareholder has exceeded the limits above, the Fund reserves the right to impose the following restrictions:

         o Imposition of a redemption fee or modification of any applicable existing redemption fee on redemptions;

         o Exchanges may only be made by U.S. mail; no exchanges will be permitted to be made electronically, by telephone or by facsimile;

         o Suspension or termination of a shareholder's right to purchase or exchange shares of the Fund;

         o Shareholders who exceed, or are suspected of exceeding, the restrictions listed above may be placed on a "watch list." Shareholders who have been placed on such list will have their transactions scrutinized before they are permitted to make further purchases of Fund shares to determine that such activity is not harmful to a Fund.

Omnibus account transactions will be reviewed to determine whether such transactions are harmful to the Fund. To the extent that the activity is deemed harmful to the Fund, the restrictions provided for above will be imposed.

The Fund, through its service providers, including the Advisor, applies these policies with respect to market-timing activities by monitoring trading activity in the Fund, identifying excessive trading patterns, and warning or prohibiting shareholders who trade excessively from making further purchases or exchanges of Fund shares. These policies and procedures are applied consistently to all shareholders. Although the Fund makes efforts to monitor for market-timing activities, the ability of the Fund to monitor trades that are placed by the underlying shareholders of omnibus accounts maintained by brokers, retirement plan accounts and other approved intermediaries may be limited in those instances in which the investment intermediary maintains the underlying shareholder accounts. There can be no assurance that the Fund will be able to eliminate all market-timing activities.

Exceptions to Restrictions on Frequent Purchase and Redemption Policy and
Procedures:

Notwithstanding the policy and procedures set forth above, the Fund will permit frequent purchases and redemptions under the following limited circumstances:

         o  Systematic Withdrawal Plan
         o  National emergency
         o  Market volatility
         o Accounts held by certain retirement plans (such as 401(k) plans) which allow for frequent purchases and redemptions.

Timing of Purchase or Sale

Requests. All requests received in good order by the transfer agent before the close of the NYSE, typically 4:00 p.m. Eastern Time, will be executed the same day, at that day's NAV. Orders received after the close of the NYSE will be executed the following day, at that day's NAV. The Fund has authorized certain broker-dealers and other financial institutions (including their designated intermediaries) to accept on its behalf purchase and sell orders. The Fund is deemed to have received an order when the authorized person or designee accepts the order, and the order is processed at the net asset value next calculated thereafter. It is the responsibility of the Prospectus broker-dealer or other financial institution to transmit orders promptly to the Fund's transfer agent. Purchase and redemption orders are executed only on days when the NYSE is open for trading. The NYSE is closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas. If the NYSE closes early, the deadlines for purchase and redemption orders will be accelerated to the earlier closing time.

Redemption Policies

Payment for redemptions of Fund shares is usually made within one business day, but no later than seven calendar days after receipt of your redemption request, unless your purchase check has not yet cleared. The Fund may suspend the right of redemption or postpone the date of payment for more than seven days during any period when (1) trading on the NYSE is restricted or the NYSE is closed for other than customary weekends and holidays, (2) the SEC has by order permitted such suspension for the protection of the Fund's shareholders, or (3) an emergency exists making disposal of portfolio securities or valuation of net assets of the Fund not reasonably practicable.

Redemption Fees

To discourage short-term trading, purchases of Class C Shares are subject to a 1.00% redemption fee on shares redeemed within 12 months of acquisition. Redemption fees are not imposed on shares acquired through the reinvestment of dividends or capital gain distribution, or involuntarily redeemed shares.

Contingent Deferred Sales Charges

Purchases of Class A shares of $1 million or more either as a lump sum or through our cumulative quantity discount or letter of intent programs that are subsequently sold within 12 months of acquisition are subject to a 1.00% contingent deferred sales charge. Contingent deferred sales charges are not imposed on shares acquired through the reinvestment of dividends or capital gain distribution, or involuntarily redeemed shares. The contingent deferred sales charge may be waived for certain redemptions and distributions.

Minimum Balances

The Fund may redeem your remaining shares at NAV if the balance of your account falls below $5,000 (or $1,000 for IRAs) due to redemptions. The Fund will notify you if your balance has fallen below these amounts, and you will have 60 days to increase your account balance before your shares are redeemed. The Fund may close any account without notice if the account is inactive and the value of the account is $0.

Mailings to Shareholders

The Fund mails quarterly statements summarizing the activity in your account(s) and confirmations following each purchase or sale of your Fund shares. To reduce expenses, the Fund will limit mailings of most financial reports, prospectuses and account statements to one copy for each address that lists one or more shareholders with the same last name. If you would like additional copies of financial reports and prospectuses or separate mailings of account statements, please call (888) 826-2520.

Dividends and Other Distributions

Dividends from net investment income, if any, are declared and paid quarterly. The Fund intends to distribute annually any net capital gains.

A dividend from net investment income represents the income the Fund earns from dividends and interest paid on its investments, after payment of the Fund's expenses. Net capital gains represent the amount the Fund realizes from the sale of securities at a gain (i.e., for an amount exceeding its cost therefor) over the losses it realizes from the sales of securities.

Reinvestment Option: Dividend and capital gain distributions will be automatically reinvested in additional shares of the distributing class of the Fund unless you elect to receive them by check on the account application. You may change your distribution option at any time by requesting a change in writing. You must have your distributions reinvested if you participate in the Systematic Withdrawal Plan or any retirement plans. Distributions are reinvested on the ex-distribution date at the NAV determined at the close of business that day. There are no fees or charges on reinvestments.

Taxes

It is important that you consider the tax consequences of investing in the Fund. Generally any time you redeem or exchange shares of the Fund, it will be considered a taxable event. The amount of the taxable gain or loss will depend on the purchase and redemption prices of your shares. Any long-term or short-term capital gains realized from redemption or exchange of your shares will be subject to federal income tax. If you are an individual and held your Fund shares for more than one year at the time of your redemption or exchange thereof, that tax will be imposed at a maximum rate of 15%.

In general, dividends and other distributions you receive from the Fund are taxable for federal income tax purposes whether you reinvest them in additional shares or take them in cash. Dividends the Fund pays to you from its investment company taxable income (generally consisting of net investment income, the excess of net short-term capital gain over net long-term capital loss and net gains and losses from certain foreign currency transactions, if any, all determined without regard to any deduction for dividends paid) are taxable to you as ordinary income, except that the Fund's dividends attributable to its "qualified dividend income" (i.e., dividends received on stock of most domestic corporations, excluding REITs, and certain foreign corporations with respect to which the Fund satisfies certain holding period, debt-financing and other restrictions) and designated by it as such generally will be subject to federal income tax for individual shareholders who satisfy those restrictions with respect to their Fund shares at the 15% maximum rate for net capital gain mentioned above. A portion of the Fund's dividends -- not exceeding the aggregate dividends it receives from domestic corporations only -- also may be eligible for the dividends-received deduction allowed to corporations, subject to similar holding period, debt-financing and other restrictions. However, dividends a corporate shareholder deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. Distributions to you of the Fund's net capital gain (the excess of net long-term capital gain over net short-term capital loss) will be taxable to you as long-term capital gains, at the 15% maximum rate, regardless of how long you have held your Fund shares. Every year you will be sent information showing the amount and status of dividends and other distributions you received from the Fund during the prior calendar year.

If you purchase shares of the Fund just prior to a distribution, you will pay the full price for the shares and receive a portion of the purchase price back as a taxable distribution. The dividend distributed to you would be included in your taxable income, even though you may not have participated in the increase in the NAV of the Fund. You should consider the potential tax consequences of purchasing shares of the Fund close to the end of the year.

The foreign, state and local income tax consequences of investing in the Fund may differ materially from the federal income tax consequences described above. In addition, this discussion is inapplicable to investors that are generally exempt from federal income tax, such as retirement plans that are qualified under Section 401 of the Internal Revenue Code, individual retirement accounts, and Roth IRAs. This discussion is not a complete analysis of the federal tax implications of investing in the Fund. Additional tax information is available in the Statement of Additional Information under "Taxes." You should consult your tax advisor before investing.

Backup Withholding: The Fund must withhold and remit to the U.S. Treasury 28% of dividends, capital gain distributions and redemption proceeds (regardless of the extent to which gain or loss may be realized) otherwise payable to any individual or certain other non-corporate shareholder who fails to properly furnish the Fund with a correct taxpayer identification number (together with the withholding described in the next sentence, "backup withholding"). Withholding at that rate also is required from the Fund's dividends and capital gain distributions otherwise payable to such a shareholder who is subject to backup withholding for any other reason. Backup withholding is not an additional tax, and any amounts so withheld may be credited against a shareholder's federal income tax liability or refunded.

Other Investment Strategies and Risks

The Fund's main investment strategies are set out in the front of the Prospectus. The Fund may also use other investment strategies and invest in securities that are not discussed in this Prospectus, but which are described in detail in the Fund's Statement of Additional Information (the "SAI"). You may obtain a copy of the SAI without charge by calling (888) 826-2520.

Portfolio Holdings

A description of the Fund's policies and procedures regarding the disclosure of the Fund's portfolio securities is available in the Fund's Statement of Additional Information.


                              DIVIDEND GROWTH TRUST
                        (formerly known as Eastern Point
                              Advisors Funds Trust)

                           RISING DIVIDEND GROWTH FUND

                                   PROSPECTUS

                                     Class A

                                     Class C

                                February 1, 2006


THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

                                                                      PAGE NO.

RISING DIVIDEND GROWTH FUND                                               3

FEES AND EXPENSES OF THE FUND                                             7

MANAGEMENT OF THE FUND                                                    8

OTHER SERVICE PROVIDERS                                                  10

YOUR ACCOUNT                                                             10

CHOOSING A SHARE CLASS                                                   11

BUYING SHARES                                                            12

SELLING YOUR SHARES                                                      15

ADDITIONAL INFORMATION ON BUYING AND
  SELLING FUND SHARES                                                    17

DIVIDENDS AND OTHER DISTRIBUTIONS                                        20

TAXES                                                                    21

OTHER INVESTMENT STRATEGIES AND RISKS                                    22

FINANCIAL HIGHLIGHTS                                                     23

ADDITIONAL INFORMATION                                           BACK COVER


RISING DIVIDEND GROWTH FUND ("FUND")


FUND INVESTMENT OBJECTIVE
The Fund seeks long-term growth of capital and current income.

PRINCIPAL INVESTMENT STRATEGIES OF THE FUND
The Fund attempts to achieve its investment objective by investing in common stocks of domestic and foreign companies that have increased their dividend payments to shareholders for each of the past ten years or more.

Regardless of industry, the Fund invests at least 80% of its assets in common stocks of dividend-paying domestic and foreign companies whose market capitalization is at least $500 million and that have increased their dividend payments to stockholders for each of the past ten years or more. The Fund normally concentrates its investments in a group of 25-50 of such common stocks. The Fund is a growth and income fund with a long-term investment philosophy of investing solely in companies that have increased their common stock dividends for each of the past ten years or more. Once a company's stock is owned by the Fund, if the company does not increase its common stock dividend from one year to the next, the stock will be sold.

Stocks are selected for the Fund by seeking companies with strong earnings growth potential that have increased their common stock dividends at least each year for the past ten years. Special emphasis will be placed on those companies that the Fund believes demonstrate:

     o Consistently increasing dividends for each of the past ten years or more

     o    Financial stability

     o    Strong earnings growth potential

     o    Strong market position with solid pricing power

     o    Effective management leadership

     o    Prominent brand recognition

     o    Strong patent position

Current income created by rising common stock dividends is an important consideration in selecting the Fund's investments. The Fund may also invest in real estate investment trusts ("REITs") and other investments consistent with its rising dividend philosophy.

The Fund may also invest in master limited partnerships ("MLPs"). Many MLPs operate pipelines transporting crude oil, natural gas and other petroleum products along with associated facilities.

TEMPORARY INVESTMENTS
To respond to adverse market, economic, political or other conditions, the Fund may invest up to 100% of its assets in U.S. short-term money market instruments as a temporary defensive measure. These instruments include:

     o    Cash and cash equivalents

     o    U.S. government securities

     o    Certificates of deposit or other obligations of U.S. banks

     o Corporate debt obligations with remaining maturities of 12 months or less

     o    Commercial paper

     o    Demand and time deposits

     o    Repurchase agreements

     o    Bankers' acceptances

To the extent that the Fund engages in a temporary, defensive strategy, the Fund may not achieve its investment objective.

PRINCIPAL RISKS
Any of the following situations could cause the Fund to lose money or underperform in comparison to its peer group:

Stock Market Risks: Movements in the stock market may affect the Fund's share prices on a daily basis. The overall market and the specific securities held by the Fund may decline in value and you could lose money.

Stock Selection Risks: The stocks in the Fund's portfolio may decline in value or not increase in value when the stock market in general is increasing or decreasing in value and you could lose money.

Non-Diversification: The Fund is non-diversified and may invest a greater portion of its assets in the securities of a single issuer than a diversified fund. As a result, the Fund may be more sensitive to economic, business, political or other changes affecting the prices of such issuers' securities, which may result in greater fluctuation in the value of the Fund's shares and you could lose money. The Fund intends, however, to continue to meet certain tax diversification requirements.

Foreign Securities: Investments in foreign securities may involve a greater degree of risk than securities of U.S. issuers. There may be less information about foreign companies in the form of reports and ratings than about U.S. issuers. Foreign issuers may not be subject to uniform accounting, auditing and financial reporting requirements comparable to those applicable to U.S. issuers. Foreign markets may not be as developed or efficient as those in the United States, and there is generally less government supervision and regulation of securities exchanges, brokers and listed issuers than in the United States.

Securities of Smaller Companies: The securities of smaller companies may experience more market price volatility than the securities of larger companies. These companies are typically subject to more dramatic changes in earnings and business prospects than larger, more established companies. Additionally, the securities of smaller companies are less liquid because they tend to trade over-the-counter or on regional stock exchanges and the frequency and volume of their trading are often substantially less than for securities of larger companies.

Real Estate Investment Trusts (REITs): Equity REITs may be affected by changes in the value of the underlying properties owned by the trusts. Mortgage REITs will be subject to credit risk, interest rate risk and prepayment risk with respect to the loans made. Credit risk is the risk that the borrower will not be able to make interest and principal payments on the loan when they are due. Interest rate risk is the risk that a change in the prevailing interest rate will cause the value of the loan to fall. Prepayment risk is the risk that the mortgages underlying mortgage REITs may be paid off early, which makes it difficult to determine their actual maturity and, therefore, to calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower rates.

MLPs: Master limited partnerships are generally considered interest-rate sensitive investments. During periods of interest rate volatility, these investments may not provide attractive returns. Depending on the state of interest rates in general, the use of MLPs could enhance or harm the overall performance of the Fund.

Management: Fund management's skill in choosing appropriate investments will play a large part in determining whether the Fund is able to achieve its investment objective. To the extent appropriate investments are not chosen, the Fund may decline in value and you could lose money.

SUITABILITY
The Fund may be appropriate for investors who seek capital appreciation with some current income and who are able to accept short-term fluctuations in return for the potential for greater long-term growth. Investors who are seeking significant current income or who have a conservative or short-term investment approach may wish to consider alternative investments.

PAST FUND PERFORMANCE
The bar chart and performance table below illustrate the risks of investing in the Fund. The Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future. The information provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual returns for 1 year compare with those of a broad measure of market performance (e.g., Standard & Poor's 500 Composite Stock Index ("S&P 500 Index")).

The bar chart shows changes in the Fund's performance from year to year, with respect to Class A Shares. Sales loads and account fees are not reflected in the bar chart; if they were, returns would be less than shown.


Bar Chart:
2005    (2.21)%

      BEST QUARTER                 2.81% IN THE 2ND QUARTER OF 2005
      WORST QUARTER               -5.73% IN THE 1ST QUARTER OF 2005

The table shows how the Fund's average annual returns compare with those of its benchmark, the S&P 500 Index. The figures assume reinvestment of all dividends and other distributions. The performance calculations reflect the deduction of the maximum sales charges and annual fund operating expenses. Returns are presented for Class A Shares only. Class C commenced operations on April 14, 2005 and, since it has been operational for less than one calendar year, no performance information is shown for Class C Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

PERFORMANCE TABLE (WITH MAXIMUM SALES CHARGES)
(Average annual total returns for the periods ended December 31, 2005)

                                                                  SINCE
                                                   1 YEAR       INCEPTION*
- --------------------------------------------------------------------------
Class A Before Taxes                               -8.74%         2.87%
Class A After Taxes on Distributions               -8.74%         2.46%
Class A After Taxes on Distributions and
  Sale of Fund Shares                              -5.09%         1.78%
S & P 500 Index (reflects no deduction
  for fees, expenses or taxes)                      4.92%         9.66%


- -------------------------
* Inception date - Class A commenced operations on March 18, 2004.


FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you could expect to pay if you buy and hold shares of the Fund. Shareholder Fees are one-time expenses paid directly from your investment. Annual Fund Operating Expenses come out of Fund assets and are reflected in the Fund's total return.

                                                 CLASS A SHARES  CLASS C SHARES
SHAREHOLDER FEES:
  (fees paid directly from your investment)
Maximum Sales Charge (Load)                            6.75%         None
  Maximum Sales Charge (Load) Imposed on
    Purchases (as a percentage of offering price)      5.75%         None
  Maximum Contingent Deferred Sales Charge
    (as a percentage of the lesser of original
    purchase price or redemption proceeds)(1)          1.00%         None
Redemption Fee (as a percentage of
  amount redeemed)(2)                                  None          1.00%
ANNUAL FUND OPERATING EXPENSES:
(expenses deducted from Fund assets)
Management Fees                                        0.75%         0.75%
Distribution and Service (12b-1) fees(3)               0.40%         1.00%
Other Expenses(4)                                      1.89%         1.84%
                                                       -----         -----
Total Annual Fund Operating Expenses(5)                3.04%         3.59%
Expenses Waived and/or Reimbursed                      1.39%         1.34%
Total Net Annual Fund Expenses                         1.65%         2.25%

- -------------------------
(1) The 1.00% contingent deferred sales charge applies only to purchases of $1 million or more either as a lump sum or through our cumulative quantity discount or letter of intent programs which are subsequently sold within 12 months of acquisition. These fees are not applied to shares acquired through reinvestment of dividends or capital gains. The contingent deferred sales charge may be waived for certain redemptions and distributions.
(2) The 1.00% redemption fee for Class C Shares applies only to redemptions within 12 months of acquisition. The fee is not applied to shares acquired through reinvestment of dividends or capital gains.
(3) Class A Shares: Includes an annual distribution fee of 0.25% and an annual service fee of .15% of the Class A Shares' average daily net assets. Class C
    Shares: An annual distribution fee of 0.75% and an annual service fee of 0.25% of the Class C shares' average daily net assets.
(4) Dividend Growth Advisors, LLC ("Advisor" or "DGA") has undertaken to voluntarily waive fees and/or reimburse expenses so that net Total Annual Fund Expenses do not exceed 1.65% for Class A shares and 2.25% for Class C shares. This voluntary action by the Advisor may be discontinued at any time on 60 days' notice.
    The Advisor is entitled to reimbursement of fees waived or remitted to the Fund under the terms of an Expense Reimbursement Agreement which is described further under "Management Fees" in the Prospectus.
(5) The Fund imposes a $15.00 charge for Fund redemptions under $10,000 made by wire. Prospectus

EXAMPLE
This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

This example assumes that:

o    you invest $10,000 in the Fund for the time periods indicated;

o    you redeem all of your shares at the end of each time period;

o    your investment has a 5% return each year;

o    all distributions are reinvested; and

o    the Fund's operating expenses remain the same.

This example is for comparison only. Actual returns and expenses will be different and the Fund's performance and expenses may be higher or lower. Based on the above assumptions, your costs for the Fund would be:

                                  1 YEAR      3 YEARS    5 YEARS    10 YEARS
- ------------------------------------------------------------------------------
Class A                            $ 733      $1,337     $1,965      $3,645
Class C                            $ 328      $1,076     $1,846      $3,866

You would pay the following expenses if you did not redeem your shares:

                                  1 YEAR      3 YEARS    5 YEARS    10 YEARS
- ------------------------------------------------------------------------------
Class A                            $ 633      $1,337     $1,965      $3,645
Class C                            $ 228      $1,076     $1,846      $3,866

MANAGEMENT OF THE FUND

The Advisor's offices are located at 108 Traders Cross, Suite 105, Bluffton, SC 29910. The Advisor manages the investments of the Fund in accordance with the Fund's investment objectives, policies and limitations. Prior to October 19, 2005, Eastern Point Advisors, Inc. ("EPA") was the investment advisor to the Fund and DGA was the sub-advisor to the Fund. Effective October 19, 2005, the Sub-Advisory Agreement between EPA and DGA was terminated.

The Advisor, a South Carolina limited liability company, is a registered investment adviser founded in 2003. In addition to acting as the investment adviser to the Fund and to the Capital Appreciation Fund, the Advisor also manages individual private accounts. As of December 31, 2005, the Advisor had approximately $231 million under management.

At a Special Meeting of Shareholders held on October 18, 2005, shareholders of the Fund approved a multi-manager structure for the Fund. The multi-manager arrangement permits the Trust and DGA to enter into, and materially amend sub-advisory agreements with any sub-adviser that may be retained in the future to manage the Fund without obtaining shareholder approval. In each instance, the

Board of Trustees of the Trust would need to have concluded that any sub-advisory arrangements were in the best interests of the Fund's shareholders and to have approved any related sub-advisory agreement. In addition, before a multi-manager arrangement could go into effect for the Fund, the Trust would have to have obtained the necessary exemptive relief in the form of an order from the Securities and Exchange Commission ("SEC"), or, alternatively, a proposed SEC rule on the subject would had to have been adopted. The Trust has not yet applied to the SEC for a multi-manager exemptive order. If the Trust does apply to the SEC for an order, there is no assurance that such an order will be granted.

PORTFOLIO MANAGEMENT

Thomas Cameron and Jere Estes serve as co-portfolio managers of the Fund. Mr. Cameron has been a portfolio manager of the Fund since the Fund's inception. Mr. Estes became a co-portfolio manager of the Fund on May 1, 2004, having served as a portfolio consultant to the Fund, prior thereto. Mr. Cameron has served as the chief investment officer of DGA since 2003 and is a director and founding member of DGA. Mr. Cameron has been managing portfolios using a rising dividend philosophy since 1979. From 1978 to 2000, Mr. Cameron served as vice president at Interstate Johnson Lane Brokerage in Charlotte, NC. Mr. Cameron served as a director of the Sovereign Investors Fund from 1979 until 1997 which utilized the rising dividend philosophy. Mr. Cameron is also founder of Cameron and Associates, a firm providing investment services to individuals, corporations, and institutional investors since July, 2000. From June, 2000 until March, 2004, Mr. Cameron was a registered representative of ProEquities, Inc. Mr. Estes served as a consultant to DGA from 2003 until May of 2004. Since June of 2004, Mr. Estes has served as a Managing Director of DGA. From 1992 to 1999, Mr. Estes served as Vice President/Director of Research and Senior Portfolio Manager at Sovereign Asset Management in Bryn Mawr, PA. From June of 1999 until May of 2004, Mr. Estes served as Senior Vice President and Chief Investment Officer at Bryn Mawr Trust Company in Bryn Mawr, PA. Mr. Estes was also a registered representative of Investors Capital Corporation from June of 2004 until December of 2004.

The Statement of Additional Information ("SAI") provides additional information about each portfolio manager's compensation, other accounts managed by each portfolio manager and each portfolio manager's ownership of shares of the Funds, if any.

MANAGEMENT FEES

Under the Advisory Agreement, the monthly compensation paid to the Advisor is accrued daily at an annual rate equal to 0.75% of the average daily net assets of the Fund.

The Advisor has voluntarily undertaken to waive a portion of its advisory fee and/or reimburse Fund expenses so that total annual operating expenses of the Fund do not exceed 1.65% for Class A shares and 2.25% for Class C shares. The Advisor has the right to terminate the fee waiver at any time with 60 days' notice. Any waiver or reimbursement by the Advisor is subject to repayment by the Fund within the following three years if the Fund is able to make the repayment without exceeding the current expense limits. The waived fees relating to operating expenses subject to recovery, at September 30, 2005, were as follows:

AMOUNT                                     TO BE REPAID BY SEPTEMBER 30,
- ------------------------------------------------------------------------
$ 38,057                                            2007
 411,979                                            2008

A discussion regarding the basis for the Board of Trustees' approval of the Investment Advisory Agreement of the Fund is available in the Fund's annual report to shareholders for the year ended September 30, 2005.

OTHER SERVICE PROVIDERS

DISTRIBUTOR

Unified Financial Securities, Inc. is the Distributor of the shares of Dividend Growth Trust ("Trust"). Prior to December 1, 2004, Investors Capital Corporation, an affiliate of the previous advisor, was the Distributor.

ADMINISTRATOR, FUND ACCOUNTING SERVICES AGENT, DIVIDEND PAYING AGENT AND TRANSFER AGENT

Unified Fund Services, Inc. is the Fund administrator, accounting services agent, dividend paying agent and transfer agent for the Trust. Prior to November 1, 2004, Commonwealth Shareholder Services, Inc. was the Fund administrator, Commonwealth Fund Accounting was the Fund accounting services agent and dividend paying agent, and Fund Services, Inc. was the transfer agent of the Trust.

CUSTODIAN

Huntington National Bank is the custodian of the Trust. Prior to November 1, 2004, Brown Brothers Harriman & Co. was the custodian of the Trust.

YOUR ACCOUNT

INVESTING IN THE FUND

The Fund offers two classes of shares. Each class of shares has a different combination of sales charges, fees and other features. You should consult your financial advisor to determine which class best suits your investment goals and time frame.

CHOOSING A SHARE CLASS

CLASS A SHARES

Class A Shares have a maximum up-front sales charge of 5.75% that you pay when you buy your shares. The front-end sales charge for the Class A Shares decreases with the amount you invest and is included in the offering price.

                                    SALES CHARGE AS %
                                      OF NET AMOUNT
                                     SALES CHARGE AS %            INVESTED IN
AMOUNT INVESTED                     OF OFFERING PRICE              THE FUND

--------------------------------------------------------------------------------
less than $50,000                          5.75%                     6.10%
$50,000 but less than $100,000             4.75%                     4.99%
$100,000 but less than $500,000            3.75%                     3.90%
$500,000 but less than $1,000,000          2.75%                     2.83%
$1,000,000 or more                         0.00%                     N/A

Although purchases of $1,000,000 or more will not be subject to an up-front sales charge, a 1.00% contingent deferred sales charge will be assessed when such shares are sold within twelve months of their acquisition. (See "Contingent Deferred Sales Charges" on page 20 of this Prospectus).

Under certain circumstances, the sales charge for Class A Shares may be waived. Please see below as well as the SAI. Class A Shares are subject to an annual 12b-1 fee of 0.40%, of which 0.25% are annual distribution fees and 0.15% are annual service fees paid to the Distributor, dealers or others for providing personal services and maintaining shareholder accounts.

WAYS TO REDUCE SALES CHARGES

Investors can reduce or eliminate sales charges on Class A shares under certain conditions:

COMBINED PURCHASES

Purchases made at the same time by an individual, his or her spouse and any children under the age of 21 are added together to determine the sales charge rate.

EMPLOYEES AND CLIENTS OF CERTAIN ENTITIES

Shares may be sold without a sales charge to officers, directors, trustees and employees of the Advisor and/or any of its affiliated companies and immediate family members of any of these people. Shares may also be sold without a sales charge to individuals with an investment account or relationship with the Advisor.

LETTER OF INTENT

This non-binding agreement allows you to purchase Class A Shares over a period of 13 months with the sales charge that would have applied if you had purchased them all at once.

COMBINATION PRIVILEGE

You can use the combined total value of Class A Shares of the Fund you own for the purpose of calculating the sales charge.

PLEASE NOTE:

YOU MUST ADVISE YOUR DEALER, THE TRANSFER AGENT OR THE FUND IF YOU QUALIFY FOR A REDUCTION AND/OR WAIVER OF SALES CHARGES.

CLASS C SHARES

Class C Shares have no up-front sales charge, so that the full amount of your purchase is invested in the Fund.

     - Class C Shares are subject to an annual 12b-1 fee of 1.00%, of which 0.75% are annual distribution fees and 0.25% are service fees paid to the Distributor, dealers or others for providing personal services and maintaining shareholder accounts.

     - Because of the higher 12b-1 fees, Class C Shares have higher expenses and pay lower dividends than Class A Shares.

The Fund has adopted a Class A Shares 12b-1 plan and a Class C Shares 12b-1 plan that allow the Fund to pay distribution fees for the sale and distribution of its shares. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

BUYING SHARES

You can purchase shares of the Fund through broker-dealers or directly through the Advisor. You may buy shares of the Fund with an initial investment of $5,000 (or $1,000 for individual retirement accounts ("IRAs")) or more. Additional investments may be made for as little as $250. The Fund has the right to waive the minimum investment requirements for employees of the Advisor and its affiliates. The Fund also has the right to reject any purchase order.


PURCHASE PRICE/DETERMINATION OF NAV

The price of the Fund's shares is based on the net asset value (the "NAV") plus any applicable front-end sales charge for Class A Shares (the "Offering Price"). The Fund calculates the NAV by adding the total market value of the investments and other assets, subtracting any liabilities and then dividing that figure by the total number of shares outstanding (assets - liabilities/number of shares outstanding = NAV).

The Fund's investments are valued based on market value. However, in certain cases, events that occur after certain markets have closed may render these prices unreliable. When the Fund believes a reported market price for a security does not reflect the amount the Fund would receive on a current sale of that security, the Fund may substitute for the market price a fair-value estimate made according to methods approved by its Trustees. The Fund may also use these methods to value certain types of illiquid securities. Fair value pricing generally will be used if the exchange on which a portfolio security is traded closes early or if trading in a particular security was halted during the day and did not resume prior to the Fund's net asset value calculation. The effect of using fair value pricing is that the Fund's net asset value will be subject to the judgment of the Advisor, operating under procedures approved by the Board of Trustees of the Trust, instead of being determined by market prices. Using fair value to price securities may result in a value that is different from a security's most recent closing price and from the prices used by other mutual funds to calculate their net asset values. The Fund's NAV is calculated at the close of regular trading of the New York Stock Exchange (the "NYSE"), which is normally 4 p.m. Eastern Time. If the Fund holds securities listed primarily on a foreign exchange that trades on days when the Fund is not open for business, the value of your shares may change on days that you cannot buy or sell shares.

If you pay a sales charge, your price will be the Fund's offering price. When you buy shares at the offering price, the Fund deducts the appropriate sales charge and invests the rest in the Fund. If you qualify for a sales charge waiver, your price will be the Fund's NAV.

TO BUY SHARES

         INITIAL INVESTMENT                        SUBSEQUENT INVESTMENTS

BY MAIL

o Complete and sign the account application. o Make your check payable to the o
Make your check payable to the Rising Rising Dividend Growth Fund.
  Dividend Growth Fund o Fill out an investment slip from an o Mail the application and your check to: account statement, include your name and account number.
                                                  Mail to:
  DIVIDEND GROWTH TRUST                           DIVIDEND GROWTH TRUST
  P.O. BOX 6110                                   P.O. BOX 6110
  INDIANAPOLIS, IN 46206                          INDIANAPOLIS, IN 46206

o Minimum initial investment is $5,000          o Minimum subsequent investment
  for non-qualified accounts; $1,000              for all accounts is $250.
  minimum for IRAs.

BY WIRE

o Call the transfer agent at (888) 826-2520     o Call the transfer agent at (888)
  to arrange for a wire purchase. For same        826-2520 to arrange for a
  day purchase, the wire must be received         wire purchase. For same day
  by 4:00 p.m. Eastern Time.                      purchase, the wire must be
                                                  received by 4:00 p.m.
                                                  Eastern Time.

o Wire federal funds to:                        o Wire federal funds to:

  HUNTINGTON BANK                                 HUNTINGTON BANK
  ABA # 044000024                                 ABA # 044000024
  ACCOUNT #01892281162                            ACCOUNT #01892281162
  FOR FURTHER CREDIT                              FOR FURTHER CREDIT
  (YOUR NAME, FUND, ACCOUNT #)                    (YOUR NAME, FUND, ACCOUNT #)
  FBO:                                            FBO:
  (INSERT YOUR NAME AND                           (INSERT YOUR NAME AND
    ACCOUNT NUMBER.)                                ACCOUNT NUMBER.)

o Mail completed account application            o Note: Your bank may charge a
  to the address above.                           wire fee.

o Note: Your bank may charge a wire fee.

BY AUTOMATIC INVESTMENT PLAN

o You must open a regular Fund account with     o Call (888) 826-2520 to request
  $5,000 minimum prior to                         the form.
  participating in this plan.                   o Complete and return the form
                                                  and any other required
                                                  materials.

Brokers, 401(k) plans, financial advisors or financial supermarkets may charge additional transaction fees, which would not be charged if shares were purchased directly from the Fund.

The Fund may accept telephone orders unless you decline telephone privileges on your account application. You may be responsible for any fraudulent telephone orders as long as the Fund takes reasonable measures to verify the orders.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR
OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. This means that, when you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask for identifying documents, and may take additional steps to verify your identity. We may not be able to open an account or complete a transaction for you until we are able to verify your identity.

RETIREMENT ACCOUNTS

Shares of the Fund are available for purchase through IRAs and other retirement plans. These tax-deferred plans allow you to shelter your net investment income and net capital gains from current income taxes. Accounts established under such plans must have all dividends reinvested in the Fund. You should consult your tax advisor before purchasing shares for a retirement plan. For more information about these plans or for an IRA application, please call (888) 826-2520.

SELLING YOUR SHARES

You may sell or "redeem" your shares on any day the NYSE is open, either directly through the Advisor or through your broker-dealer. The price you receive will be the NAV next calculated after the Fund's transfer agent receives your redemption request in proper order (less redemption fees and contingent deferred sales charges, if applicable).

SELLING RECENTLY PURCHASED SHARES

The Fund will redeem shares that were recently purchased by check, but may delay mailing the proceeds for up to eight business days to allow the purchase check to clear. If the purchase check has cleared, the eight business day period will not apply.

SIGNATURE GUARANTEES

A signature guarantee protects you against fraud by guaranteeing your signature is authentic. A guarantee is required on all redemption requests over $10,000 or when the redemption proceeds are to be sent to someone other than the owner of record or to an address or bank account other than those of record. Most banks or financial institutions can provide you with a signature guarantee, but a notary public can not.

When the Fund requires a signature guarantee, a New Technology medallion signature guarantee must be provided. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker, dealer, clearing agency, savings association or other financial institution which is participating in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) and New York Stock Exchange, Inc., Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in one of these programs will not be accepted.

TO SELL SHARES:

BY MAIL
o Submit a written request for redemption with: o Mail your request to: o The
Fund's name; DIVIDEND GROWTH TRUST o Your Fund account number; P.O. BOX 6110 o
The dollar amount or number of shares or INDIANAPOLIS, IN 46206
  percentage of the account to be redeemed;       o A check will be mailed to the name
  and                                               and address in which the account
o Signatures of all persons required to             is registered.
  sign for transactions, exactly as the
  shares are registered.

 BY WIRE
o This option must be elected either in the       o Wire redemption requests must be
  initial application or subsequently in writing    received before 10:00 a.m.
  with a signature guarantee.                       Eastern Time for money to be wired
o Call the transfer agent at (888) 826-2520         the same business day.
  with your request.                              o There is a $15.00 charge for
                                                    redemptions under $10,000 made
                                                    by wire.

BY TELEPHONE
o The Fund may accept telephone redemptions o The Fund will use reasonable unless you decline telephone privileges procedures to confirm that the on your account application. request is genuine.
o Call the transfer agent at (888) 826-2520       o Written confirmation will
  with your request.                                be provided.

BY SYSTEMATIC WITHDRAWAL PLAN
o Complete the appropriate section on the         o Withdrawals can be monthly,
  Account Application or call (888) 826-2520        quarterly, semi-annually or annually.
  to request a form to add the plan.                The minimum amount is $100.
o To participate, you must own or                   Redemption fees will not be charged
  purchase shares with a value of                   under this plan.
  at least $10,000.

PLEASE NOTE THAT IF YOU USE A BROKER-DEALER OR FINANCIAL INSTITUTION TO ASSIST YOU IN ANY OF THESE TRANSACTIONS, THEY MAY CHARGE A FEE FOR THIS SERVICE THAT WOULD NOT BE CHARGED BY THE FUND.

Under certain circumstances, the Fund may effect redemptions in-kind as described in more detail in the SAI.

ADDITIONAL INFORMATION ON BUYING AND SELLING FUND SHARES

GENERAL POLICIES The Fund reserves the right to:

     o    Change the minimum investment amounts;

     o Cancel any purchase order and impose a $20 returned check fee if the purchase check does not clear; and

     o Reject checks drawn on banks outside the United States or endorsed over by a third party. All investments must be made in U.S. dollars.

MARKET TIMING POLICIES AND PROCEDURES

Some investors try to profit from a strategy of frequent purchases and redemptions of Fund shares commonly known as market timing. Such activity can be harmful to Fund shareholders. The risks of frequent purchases and redemptions of Fund shares include:

     o Dilution in the value of Fund shares held by long-term investors

     o    Interference with efficient management of the Fund's portfolio

     o    Increased brokerage and administrative costs

     o To the extent the Fund invests in foreign securities, the risk that the Fund is more susceptible to arbitrage opportunities resulting from pricing variations due to time zone differences across international financial markets.


The Board of Trustees of the Trust has adopted a policy designed to discourage frequent purchases and redemptions by shareholders. In furtherance of this policy, the Board of Trustees has adopted the following procedures:

     o The Fund limits a shareholder's purchases or exchanges for sixty (60) calendar days after the shareholder has redeemed or exchanged out of the Fund.

     o Transactions involving more than $1 million or ten percent (10%) of total Fund assets will be reviewed prior to execution to determine whether the activity will be harmful to other shareholders in the Fund.

The Fund reserves the right to impose the following restrictions:

     o Imposition of a redemption fee or modification of any applicable existing redemption fee;

     o Exchanges may only be made by U.S. mail; no exchanges will be permitted to be made electronically, by telephone or by facsimile;

     o Suspension or termination of a shareholder's right to purchase or exchange shares of the Fund;

     o Shareholders who exceed, or are suspected of exceeding, the restrictions listed above may be placed on a "watch list." Shareholders who have been placed on such list will have their transactions scrutinized before they are permitted to make further purchases of Fund shares to determine that such activity is not harmful to the Fund.

Omnibus account transactions will be reviewed to determine whether such transactions are harmful to the Fund. To the extent that the activity is deemed harmful to the Fund, the restrictions provided for above will be imposed.

The Fund, through its service providers, including the Advisor, applies these policies with respect to market-timing activities by monitoring trading activity in the Fund, identifying excessive trading patterns, and warning or prohibiting shareholders who trade excessively from making further purchases or exchanges of Fund shares. These policies and procedures are applied consistently to all shareholders. Although the Fund makes efforts to monitor for market-timing activities, the ability of the Fund to monitor trades that are placed by the underlying shareholders of omnibus accounts maintained by brokers, retirement plan accounts and other approved intermediaries may be limited in those instances in which the investment intermediary maintains the underlying shareholder accounts. There can be no assurance that the Fund will be able to eliminate all market-timing activities.

EXCEPTIONS TO RESTRICTIONS ON FREQUENT PURCHASE AND REDEMPTION POLICY AND
PROCEDURES:

Notwithstanding the policy and procedures set forth above, the Fund will permit frequent purchases and redemptions under the following limited circumstances:

     o    Systematic Withdrawal Plan

     o    National emergency

     o    Market volatility

     o Accounts held by certain retirement plans (such as 401(k) plans) which allow for frequent purchases and redemptions.

TIMING OF PURCHASE OR SALE REQUESTS

All requests received in good order by the transfer agent before the close of the NYSE, typically 4:00 p.m. Eastern Time, will be executed the same day, at that day's NAV. Orders received after the close of the NYSE will be executed the following day, at that day's NAV. The Fund has authorized certain broker-dealers and other financial institutions (including their designated intermediaries) to accept on its behalf purchase and sell orders. The Fund is deemed to have received an order when the authorized person or designee accepts the order, and the order is processed at the NAV next calculated thereafter. It is the responsibility of the broker-dealer or other financial institution to transmit orders promptly to the Fund's transfer agent. Purchase and redemption orders are executed only on days when the NYSE is open for trading. The NYSE is closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas. If the NYSE closes early, the deadlines for purchase and redemption orders will be accelerated to the earlier closing time.

REDEMPTION POLICIES

Payment for redemptions of Fund shares is usually made within one business day, but no later than seven calendar days after receipt of your redemption request, unless your purchase check has not yet cleared. The Fund may suspend the right of redemption or postpone the date of payment for more than seven days during any period when (1) trading on the NYSE is restricted or the NYSE is closed for other than customary weekends and holidays, (2) the SEC has by order permitted such suspension for the protection of the Fund's shareholders, or (3) an emergency exists making disposal of portfolio securities or valuation of net assets of the Fund not reasonably practicable.

REDEMPTION FEES

To discourage short-term trading, purchases of Class C Shares are subject to a 1.00% redemption fee on shares redeemed within 12 months of acquisition. Redemption fees are not imposed on shares acquired through the reinvestment of dividends or capital gain distributions or involuntarily redeemed shares.

CONTINGENT DEFERRED SALES CHARGES

Purchases of Class A shares of $1 million or more either as a lump sum or through our cumulative quantity discount or letter of intent programs that are subsequently sold within 12 months of acquisition are subject to a 1.00% contingent deferred sales charge. Contingent deferred sales charges are not imposed on shares acquired through the reinvestment of dividends or capital gain distributions or involuntarily redeemed shares. The contingent deferred sales charge may be waived for certain redemptions and distributions.

MINIMUM BALANCES

The Fund may redeem your remaining shares at NAV if the balance of your account falls below $5,000 (or $1,000 for IRAs) due to redemptions. The Fund will notify you if your balance has fallen below these amounts, and you will have 60 days to increase your account balance before your shares are redeemed. The Fund may close any account without notice if the account is inactive and the value of the account is $0.

MAILINGS TO SHAREHOLDERS

The Fund mails quarterly statements summarizing the activity in your account(s) and confirmations following each purchase or sale of your Fund shares. To reduce expenses, the Fund will limit mailings of most financial reports, prospectuses and account statements to one copy for each address that lists one or more shareholders with the same last name. If you would like additional copies of financial reports and prospectuses or separate mailings of account statements, please call (888) 826-2520.

DIVIDENDS AND OTHER DISTRIBUTIONS

Dividends from net investment income, if any, are declared and paid quarterly. The Fund intends to distribute annually any net capital gains.

A dividend from net investment income represents the income the Fund earns from dividends and interest paid on its investments, after payment of the Fund's expenses. Net capital gains represent the amount the Fund realizes from the sale of securities at a gain (i.e., for an amount exceeding its cost therefor) over the losses it realizes from the sales of securities.

REINVESTMENT OPTION: Dividend and capital gain distributions will be automatically reinvested in additional shares of the distributing class of the Fund unless you elect to receive them by check on the account application. You may change your distribution option at any time by requesting a change in writing. You must have your distributions reinvested if you participate in the Systematic Withdrawal Plan or any retirement plans. Distributions are reinvested on the ex-distribution date at the NAV determined at the close of business that day. There are no fees or charges on reinvestments.

TAXES

It is important that you consider the tax consequences of investing in the Fund. Generally, any time you redeem or exchange shares of the Fund, it will be considered a taxable event. The amount of the gain or loss will depend on the purchase and redemption prices of your shares. Any long-term or short-term capital gains realized from redemption or exchange of your shares will be subject to federal income tax. If you are an individual and held your Fund shares for more than one year at the time of your redemption or exchange thereof, that tax will be imposed at a maximum rate of 15%.

In general, dividends and other distributions you receive from the Fund are taxable for federal income tax purposes whether you reinvest them in additional shares or take them in cash. Dividends the Fund pays to you from its investment company taxable income (generally consisting of net investment income, the excess of net short-term capital gain over net long-term capital loss and net gains and losses from certain foreign currency transactions, if any, all determined without regard to any deduction for dividends paid) are taxable to you as ordinary income, except that the Fund's dividends attributable to its "qualified dividend income" (i.e., dividends received on stock of most domestic corporations, excluding REITs, and certain foreign corporations with respect to which the Fund satisfies certain holding period, debt-financing and other restrictions) and designated by it as such generally will be subject to federal income tax for individual shareholders who satisfy those restrictions with respect to their Fund shares at the 15% maximum rate for net capital gain mentioned above. A portion of the Fund's dividends -- not exceeding the aggregate dividends it receives from domestic corporations only -- also may be eligible for the dividends-received deduction allowed to corporations, subject to similar holding period, debt-financing and other restrictions. However, dividends a corporate shareholder deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. Distributions to you of the Fund's net capital gain (the excess of net long-term capital gain over net short-term capital loss) will be taxable to you as long-term capital gains, at the 15% rate, regardless of how long you have held your Fund shares. Every year you will be sent information showing the amount and status of dividends and other distributions you received from the Fund during the prior year.

If you purchase shares of the Fund just prior to a distribution, you will pay the full price for the shares and receive a portion of the purchase price back as a taxable distribution. The dividend distributed to you would be included in your taxable income, even though you may not have participated in the increase in the NAV of the Fund. You should consider the potential tax consequences of purchasing shares of the Fund close to the end of the year.

The foreign, state and local income tax consequences of investing in the Fund may differ materially from the federal income tax consequences described above. In addition, this discussion is inapplicable to investors that are generally exempt from federal income tax, such as retirement plans that are qualified under Section 401 of the Internal Revenue Code, individual retirement accounts, and Roth IRAs. This discussion is not a complete analysis of the federal tax implications of investing in the Fund. Additional tax information is available in the SAI under "Taxes." You should consult your tax advisor before investing.

BACKUP WITHHOLDING: The Fund must withhold and remit to the U.S. Treasury 28% of dividends, capital gain distributions and redemption proceeds (regardless of the extent to which gain or loss may be realized) otherwise payable to any individual or certain other non-corporate shareholder who fails to properly furnish the Fund with a correct taxpayer identification number (together with the withholding described in the next sentence, "backup withholding"). Withholding at that rate also is required from the Fund's dividends and capital gain distributions otherwise payable to such a shareholder who otherwise is subject to backup withholding. Backup withholding is not an additional tax, and any amounts so withheld may be credited against a shareholder's federal income tax liability or refunded.

OTHER INVESTMENT STRATEGIES AND RISKS

The Fund's main investment strategies are set out in the front of the Prospectus. The Fund may also use other investment strategies and invest in securities that are not discussed in this Prospectus, but which are described in detail in the Fund's SAI. You may obtain a copy of the SAI without charge by calling (888) 826-2520.

PORTFOLIO HOLDINGS

A description of the Fund's policies and procedures regarding the disclosure of the Fund's portfolio securities is available in the Fund's SAI.


FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund's financial performance. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund during each period assuming you reinvested all dividends and other distributions. Briggs, Bunting & Dougherty, LLP, an independent registered public accounting firm, has audited this information and their report, along with the Fund's financial statements, are included in the annual report, which is available upon request. The table below sets forth financial data for a share outstanding throughout the periods.


FINANCIAL HIGHLIGHTS
- ------------------------------------------------------------------------------
For a share outstanding during each period Prospectus

                                                            CLASS A
                                                 ------------------------------
                                                   YEAR ENDED     PERIOD ENDED
                                                  SEPTEMBER 30,   SEPTEMBER 30,
                                                        2005        2004(a)
SELECTED PER SHARE DATA
Net asset value, beginning of period                   $ 10.35       $ 10.00
                                                        ------        ------
Income from investment operations
   Net investment income                                  0.01          0.04
   Net realized and unrealized gain                       0.65          0.35
                                                        ------        ------
Total from investment operations                          0.66          0.39
                                                        ------        ------
Less Distributions to shareholders:
   From net investment income                            (0.01)        (0.04)
   From net realized gain                                (0.01)           --(b)
   From tax return of capital                            (0.13)           --
                                                        ------        ------
Total distributions                                      (0.15)        (0.04)
                                                        ------        ------
Net asset value, end of period                          $10.86        $10.35
                                                        ======        ======

TOTAL RETURN (c)                                          6.36%         3.92%(d)

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period (000)                        $38,167       $19,721
Ratio of expenses to average net assets                   1.65%         1.65%(e)
Ratio of expenses to average net assets
   before waiver, reimbursement & recoveries              3.04%         2.30%(e)
Ratio of net investment income to
   average net assets                                     0.12%         1.19%(e)
Ratio of net investment income (loss) to
   average net assets before waiver,
   reimbursement & recoveries                            (1.27)%        0.54%(e)
Portfolio turnover rate                                  48.91%        36.29%

- -------------------------
(a) March 18, 2004 (Commencement of Operations) through September 30, 2004. (b) Less than $0.01 per share. (c) Total return in the above table represents the rate that the investor would have earned or lost on an investment in the Fund, assuming reinvestment of dividends. Return shown excludes effect of sales load.
(d) Not annualized. (e) Annualized.


 See accompanying notes which are an integral part of the financial statements.


FINANCIAL HIGHLIGHTS (continued)
- ------------------------------------------------------------------------------
For a share outstanding during the period Prospectus

                                                                         CLASS C
                                                                 -------------
                                                                 PERIOD ENDED
                                                                   SEPTEMBER 30,
                                                                        2005 (a)
SELECTED PER SHARE DATA
Net asset value, beginning of period                                $10.51
                                                                    ------
Income from investment operations

   Net investment income (loss)                                         --(b)
   Net realized and unrealized gain                                   0.38
                                                                    ------
Total from investment operations                                      0.38
                                                                    ------
Less distributions to shareholders:
   From net investment income                                           --(b)
   From net realized gain                                               --
   From tax return of capital                                        (0.02)
                                                                    ------
Total distributions                                                  (0.02)
                                                                    ------
Net asset value, end of period                                      $10.87
                                                                    ======
TOTAL RETURN (c)                                                      3.57%(d)

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period (000)                                       $880
Ratio of expenses to average net assets                               2.75%(e)
Ratio of expenses to average net assets
      before waiver, reimbursement & recoveries                       3.59%(e)
Ratio of net investment (loss) to average net assets                 (1.02)%(e)
Ratio of net investment (loss) to
      average net assets before waiver,
      reimbursement & recoveries                                     (1.86)%(e)
Portfolio turnover rate                                              48.91%

- -------------------------
(a) April 14, 2005 (Commencement of Operations) through September 30, 2005. (b) Less than $0.01 per share. (c) Total return in the above table represents the rate that the investor would have earned or lost on an investment in the Fund, assuming reinvestment of dividends. Return shown excludes effect of sales load.
(d) Not annualized. (e) Annualized.


 See accompanying notes which are an integral part of the financial statements.


ADDITIONAL INFORMATION

For investors who want more information about the Fund, the following document is available free upon request:

STATEMENT OF ADDITIONAL INFORMATION (THE "SAI")

The SAI provides more detailed information about the Fund and is incorporated by reference into this Prospectus.

You can get free copies of the SAI, Annual and Semi-Annual Reports and request other information and ask questions about the Fund by contacting:

        Unified Fund Services, Inc.
        431 N. Pennsylvania Street
        Indianapolis, IN 46204
        Telephone: (888) 826-2520

The SAI, Annual and Semi-Annual Reports are not available on a Fund Internet Website in that the Fund does not have a Website.

Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders which are available without charge upon request. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

Information about the Fund (including the SAI) can be reviewed and copied at the Public Reference Room of the Securities and Exchange Commission ("SEC") in Washington, D.C. Information regarding the operation of the SEC's Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov. Copies of the information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

The Fund's SEC File No. is 811-09497



                              DIVIDEND GROWTH TRUST

                       STATEMENT OF ADDITIONAL INFORMATION

                                  July 26, 2006


Acquisition of the Assets and              By and in Exchange for
 Liabilities of:                            Shares of:
   Capital Appreciation Fund                 Rising Dividend Growth Fund
   (a series of Dividend Growth Trust)       (a series of Dividend Growth Trust)
   108 Traders Cross, Suite 105              108 Traders Cross, Suite 105
   Bluffton, South Carolina  29910           Bluffton, South Carolina 29910

This Statement of Additional Information of Dividend Growth Trust ("SAI") is available to the shareholders of the Capital Appreciation Fund in connection with a proposed transaction whereby all of the assets and liabilities of the Capital Appreciation Fund will be transferred to the Rising Dividend Growth Fund, a series of Dividend Growth Trust, in exchange for shares of the Rising Dividend Growth Fund.

This SAI consists of: (i) this cover page and (ii) the following documents, each of which was filed electronically with the U.S. Securities and Exchange Commission and is incorporated by reference herein:

      1. The SAI for the Rising Dividend Growth Fund dated February 1, 2006, as amended, as filed on May 23, 2006, and the SAI for the Capital Appreciation Fund, dated February 1, 2006, as amended, as filed on May 23, 2006.

      2. The Financial Statements of the Rising Dividend Growth Fund and the Capital Appreciation Fund, respectively, are included in the respective Annual Reports, dated September 30, 2005 as filed on December 9, 2005 and are incorporated herein by reference.

      3. The Financial Statements of the Rising Dividend Growth Fund and the Capital Appreciation Fund, respectively, are included in the respective Semi-Annual Reports, dated March 31, 2006, as filed on June 8, 2006 and are incorporated herein by reference.

            This Statement of Additional Information is not a prospectus. A Prospectus/Proxy Statement dated July 26, 2006, relating to the Reorganization of the Capital Appreciation Fund may be obtained, without charge, by writing to Unified Fund Services, Inc., 431 N. Pennsylvania Street, Indianapolis, IN 46204 or calling 1-888-826-2520. This Statement of Additional Information should be read in conjunction with the Prospectus/Proxy Statement.


PRO FORMA FINANCIAL STATEMENTS

Pro Forma Financial Statements are not presented in that, as of June 28, 2006, the net asset value of the Capital Appreciation Fund did not exceed ten percent of the Registrant's net asset value.




FORM OF
PROXY CARD

                              DIVIDEND GROWTH TRUST

                            Capital Appreciation Fund


                SPECIAL MEETING OF SHAREHOLDERS, SEPTEMBER 6, 2006
                 PROXY SOLICITED ON BEHALF OF BOARD OF TRUSTEES

The undersigned hereby revokes all previous proxies for his or her shares and appoints C. Troy Shaver and William Allin and each of them, proxies of the undersigned with full power of substitution to vote all shares of the Capital Appreciation Fund, a series of Dividend Growth Trust ("Trust"), that the undersigned is entitled to vote at the Special Meeting of Shareholders, including any adjournments thereof (the "Special Meeting"), to be held at the offices of Dividend Growth Advisors, LLC, the Trust's investment adviser, at 108 Traders Cross, Suite 105, Bluffton, SC 29910, on September 6, 2006, at 10:00 a.m., Eastern time.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN, DATE AND RETURN THE PROXY CARD BUT GIVE NO VOTING INSTRUCTIONS, THESE SHARES WILL BE VOTED "FOR" THE APPROVAL OF A REORGANIZATION OF THE CAPITAL APPRECIATION FUND WITH AND INTO THE RISING DIVIDEND GROWTH FUND, ALSO A SERIES OF THE TRUST; AND TO "GRANT" DISCRETIONARY AUTHORITY TO THE PERSONS NAMED IN THE PROXY CARD AS TO ANY OTHER MATTERS THAT PROPERLY MAY COME BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

          IF YOU HAVE ANY QUESTIONS REGARDING THE PROPOSALS OR TO CAST
            YOUR VOTE BY PHONE, PLEASE CALL TOLL-FREE 1-866-303-0855
           REPRESENTATIVES ARE AVAILABLE TO ASSIST YOU MONDAY THROUGH
                     FRIDAY 9 A.M. TO 9 P.M., EASTERN TIME.

                DIVIDEND GROWTH TRUST - CAPITAL APPRECIATION FUND
                        SEPTEMBER 6, 2006 SPECIAL MEETING


      PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.





                                                                              FOR     AGAINST     ABSTAIN
                                                                              ---     -------     -------


1. To approve a reorganization of the Capital Appreciation Fund with and into the Rising Dividend Growth Fund, also as series of the Trust.


2.  To transact such other business as may properly come before the Special
    Meeting and any adjournments thereof.


(account registration is printed here)


                           ___________________________ DATE:  _______________
                              Authorized Signature

                           ___________________________ DATE:  _______________
                              Authorized Signature
                            (Joint Investor or Second
                                   Signatory)

Printed Name (and Title
    if Applicable)         ___________________________


This Proxy is solicited on behalf of the Board of Trustees, and may be revoked prior to its exercise by filing with the Secretary of the Trust an instrument revoking this Proxy or a duly executed Proxy bearing a later date, or by appearing in person and voting at the meeting or by voting by telephone.